Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated as of February 2, 2016, is by and between Tyme Technologies, Inc., a Delaware corporation with its principal offices at 48 Wall Street, Suite 1100, New York, NY 10005 (the “Company”), and the persons listed as the Purchasers on Schedule A to this Agreement (each, a “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of (x) 775,000 shares (each, a “Share”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company and (y) 461,384 common stock purchase warrants, as more fully described below (each a “Warrant” and, collectively, the “Warrants”), and each of the Purchasers desires to purchase and acquire that number of Shares and Warrants set forth opposite such Purchaser’s name on Schedule A to this Agreement, all on the terms and subject to the conditions as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.            Definitions. In addition to those capitalized terms otherwise defined in this Agreement, as used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)          “Affiliate” of a party, means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose, “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

(b)          “Business Day” means any calendar day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required to be closed.

(c)          “Closing Date” means the date of the Initial Closing and any Subsequent Closing (each as defined below) of the Purchasers’ purchase of Shares hereunder.

(d)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(e)          “SEC” means the Securities and Exchange Commission.

(f)           “SEC Filings” means those reports and filings made by the Company with the SEC on or after March 5, 2015, the date on which the Company consummated a reverse triangular merger with Tyme Inc. (“Tyme”) pursuant to which the Company succeeded to the business of Tyme.

(g)          “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(h)          “Warrant” means a common stock purchase warrant entitling the holder thereof to purchase one share of Common Stock (each, a “Warrant Share”) at an initial exercise price of $5.00 per Warrant Share (subject to adjustment) at any time during the period commencing on the Closing Date and terminating on the tenth anniversary of the Closing Date. The Warrants shall be evidenced by warrant certificates substantially in the form attached as Exhibit A to this Agreement (each, a “Warrant Certificate”).

2.            Purchase and Sale of the Shares and Warrants.

2.1          Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to sell and issue to the Purchasers, severally and not jointly, and each Purchaser hereby agrees to purchase from the Company, at the Closing (as herein after defined), that number of Shares and that number of Warrants set forth opposite such Purchaser’s name on Schedule A to this Agreement for a purchase price (with respect to each Purchaser, the “Purchase Price”) set forth opposite such Purchaser’s name on Schedule A to this Agreement, Schedule A being deemed an integral part of this Agreement.

2.2          Closing.

(a)          Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement and the provisions of Section 2.2(c) of this Agreement, the purchase and sale of the Shares and Warrants (collectively, the “Securities”) shall take place at a closing (the “Closing”) to be held at 1:00 p.m. (local time) on February 2, 2016, at the offices of the Company’s counsel, Moritt Hock & Hamroff LLP, 400 Garden City Plaza, Garden City, NY 11530, or such other place, date and/or time as mutually acceptable to all of the parties hereto.

(b)          At the Closing, (i) the Company shall deliver to each Purchaser (x) a stock certificate representing the Shares being purchased and acquired by such Purchaser pursuant to this Agreement (each, a “Stock Certificate”), (y) a Warrant Certificate representing the Warrants being purchased and acquired by the Purchaser pursuant to this Agreement and (z) a countersigned copy of this Agreement, duly executed by the Company and (ii) each Purchaser shall (x) make payment of such Purchaser’s Purchase Price in immediately available funds and (y) deliver to the Company a countersigned copy of this Agreement, duly executed by the Purchaser.

(c)          Notwithstanding anything to the contrary contained herein, upon a Purchaser’s execution of this Agreement, such Purchaser shall enter into an Escrow Agreement, among the Company, each of the Purchasers and Moritt, Hock & Hamroff LLP, as escrow agent thereunder (in such capacity, the “Escrow Agent”), substantially in the form attached as Exhibit B to this Agreement (the “Escrow Agreement”), and, in accordance with the terms of the Escrow Agreement, (x) deposit with the Escrow Agent in an escrow account established by the Escrow Agent (which may be the Escrow Agent’s non-interest bearing IOLA account), in immediately available funds, an amount equal to such Purchaser’s Purchase Price and (y) deliver to the Escrow Agent, the Purchaser’s countersigned copy of this Agreement, as duly executed by the Purchaser. In accordance with the Escrow Agreement, and provided that each of the Purchasers have so deposited with the Escrow Agent the full amount of such Purchaser’s Purchaser Price and all of the conditions provided in Section 5 of this Agreement have been complied with or

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waived, on the Closing Date and in lieu of a physical Closing, the Escrow Agent shall (i) forward to each Purchaser, in the manner provided in the Escrow Agreement, the documents to be delivered to each Purchaser under subclauses (i) (x), (y) and (z) of Section 2.2(b) and (ii) forward to the Company, by wire transfer, an amount equal to the aggregate of the Purchase Price of each of the Purchasers and deliver to the Company the countersigned copy of this Agreement of each Purchaser, each as received by the Escrow Agent under subclauses (ii)(x) and (y) of Section 2.2 (the “Escrow Period”). Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the provisions of Section 2.2 (a), the Closing shall be deemed to have occurred upon the Escrow Agent completing all of the acts required of the Escrow Agent under clause (ii) of Section 3(a) of the Escrow Agreement.

3.            Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Purchasers as of the Closing Date as follows:

3.1           Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company taken as a whole. The Company has all requisite corporate power and authority to carry on its business as now being conducted.

3.2           Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 86,836,370 shares are outstanding on the date hereof, and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares are outstanding on the date hereof. Except as set forth in the SEC Filings, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. Further, the Company shall not, from the date hereof and ending on the day immediately following the last day of the Escrow Period, set a record date prior to the issuance of the Shares with respect to, or pay a cash or stock dividend in or otherwise make a distribution payable in shares of Common Stock on Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares, or issue, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Company, so that no more than 86,836,370 shares of Common Stock are issued and outstanding immediately prior to the issuance of any Shares.

3.3           Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Warrant Certificates shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by

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general equitable principles. The Company has all requisite corporate power to enter into this Agreement, issue the Warrants and to carry out and perform its obligations under the terms of this Agreement.

3.4           Valid Issuance of the Shares and Warrant Shares. The Shares being purchased hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable. Upon issuance in accordance with this Agreement and the Warrant Certificates, each Warrant Share will be duly authorized and validly issued, fully paid and nonassessable.

3.5           SEC Documents. The Company has furnished or otherwise made available to each Purchaser a true and complete copy of the SEC Filings, including, without limitation, the Company’s Current Reports on Form 8-K (Date of Report: March 5, 2015), and Amendment No. 1 on Form 8-K/A, as filed with the SEC on March 11, and April 16, 2015, respectively, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2015. As of their respective filing dates, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Filings. Since March 5, 2015, the Company has made no filings with the SEC under the Securities Act. The Company has made all filings required pursuant to the Exchange Act in a timely manner since March 5, 2015.

3.6           Reports under the Securities and Exchange Acts. With a view to making available to the Purchasers the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell securities of the Company to the public without registration, the Company shall: (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the date of this Agreement; (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to any Purchaser so long as that Purchaser owns any Shares or Warrants, forthwith upon request a written statement by the Company, to the extent accurate, that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, and such other information as may be reasonably requested in availing any Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration.

3.7           Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Warrant Certificates and the consummation of the transactions contemplated herein, other than for Regulation D and state blue sky filings with respect to the sale of Shares and Warrants which will be made pre-closing, in states with pre-offer requirements, and post-closing in accordance with such laws, and therein have been obtained and will be effective as of the Closing Date, provided that this representation and warranty is made in reliance on, and assuming the accuracy of, the representations and warranties of the Purchasers in Section 4

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hereof to the extent that the accuracy of such representations and warranties are relevant to the determination of whether any such consent, approval, order or authorization is required.

3.8           No Conflict. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations applicable to the Company or its properties or assets, except in the case of clause (ii) to the extent that such violations and defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its properties and assets.

3.9           Trading Market. The Common Stock is listed on the OTC Markets, QB Tier (“OTCQB”), under the symbol “TYMI”, there are no proceedings pending or, to the Company’s knowledge, threatened to revoke or suspend such listing and the Company has not received any communication from the OTC Markets Group Inc. with respect to any pending or threatened proceeding that would give rise to a delisting from the OTCQB. Further, the Company will use commercially reasonable efforts to list its Common Stock on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE Amex securities exchange (collectively, the “Exchange”) and assist market-makers in developing a market for the Common Stock, within a reasonable time frame after Closing, not to exceed the date that is eighteen (18) months after the Closing Date, provided that the Company complies with the listing requirements of the Exchange. The Company will use commercially reasonable efforts to maintain its listing and/or registration in accordance with the Exchange Act and agrees not to voluntarily withdraw its listing and/or registration under the Exchange Act until the earlier of the date on which either (a) none of the Purchasers is a stockholder of the Company or a record holder of any Warrants, (b) the Company enters into a merger, stock exchange, consolidation or similar transaction with another entity that results in the holders of Common Stock receiving securities of the surviving entity of such merger, exchange, consolidation or similar transaction which securities are listed on an Exchange or (c) the Company sells all or substantially all of its assets with the intention to thereafter conduct a dissolution of the Company in accordance with applicable law.

3.10         Absence of Litigation. There is no action, suit, proceeding or, to the Company’s knowledge, investigation, pending, or, to the Company’s knowledge, threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the right of the Company to execute, deliver and perform under same.

3.11         Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties contained herein, the Shares and the Warrants are being offered and will be sold pursuant to an available exemption from registration under the Securities Act.

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4.            Representations, Warranties and Covenants of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as of the Closing Date as follows:

4.1           Authorization. All action on the part of the Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Purchaser has all requisite power or corporate power, whichever is applicable, to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.2           Purchase Entirely for Own Account. The Purchaser is acquiring the Shares being purchased by it hereunder and, upon exercise of a Warrant, will be acquiring the Warrant Share issuable upon such exercise for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

4.3           Investor Status; Etc. The Purchaser is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act for the reason(s) set forth in the Execution Section of this Agreement and was not organized for the purpose of acquiring the Shares. The Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning its investment in the Shares and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.4           Shares Not Registered. The Purchaser understands that the Shares, Warrants and Warrant Shares have not been registered under the Securities Act or the securities laws of any state, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the Shares, Warrants and Warrant Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser further understands that the Company is under no obligation to register any of the Shares on the Purchaser’s behalf.

4.5           No Conflict. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order,

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statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets.

4.6           Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

4.7           Company Representations and Warranties. No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations and warranties of the Company contained herein, and in purchasing the Shares and Warrants the Purchaser is not relying on any representations relating to the Company other than those contained herein or in the Company’s SEC Filings.

4.8           No Recommendation. The Purchaser understands that no federal or state agency has made any findings or determination as to the fairness of the offering or the sale and purchase of the Shares hereunder (or any part thereof) for public investment, or any recommendation or endorsement of the Shares (or any part thereof).

4.9           Access to Information. The Purchaser has had access to such information regarding the business and finances of the Company and the Shares including, without limitation, the SEC Filings and a draft (subject to completion) of the Confidential Private Placement Memorandum of the Company with respect to the sale of additional shares of Common Stock, the receipt and careful reading of which is hereby acknowledged by the Purchaser, and has been provided the opportunity to discuss with the Company’s management the business, affairs and financial condition of the Company and such other matters with respect to the Company and Shares as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company, including, without limitation, pursuant to a meeting and/or discussions with management of the Company.

4.10         No Insider Trading. The Purchaser will not engage in any transaction with respect to securities of the Company at any time if, at the time of such transaction, the undersigned is aware of any material non-public information relating to the Company or its securities.

4.11         Risk Factors. The Purchaser has received, read and understands the various risks associated with an investment in the Shares, including, without limitation, those set forth on Exhibit C to this Agreement.

4.12         Simultaneous Sale of Securities. Purchaser acknowledges and agrees that the Company may conduct a securities offering and/or sell Common Stock, securities convertible into Common Stock or other securities simultaneously with, or at a similar time prior to or after, the sale of the Common Stock to Purchaser under this Agreement (collectively a “Simultaneous Sale”). Any Simultaneous Sale, and the terms of the Simultaneous Sale, shall be determined by the Company in its sole discretion, and may be consummated at prices and amounts that are

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different from and maybe more advantageous to the purchaser in any such Simultaneous Sale than the price and terms which the Purchaser is purchasing the Shares under this Agreement.

4.13        Purchaser’s Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the Purchaser’s principal place of business is the address or addresses of the Purchaser set forth on Exhibit A.

5.            Conditions Precedent.

5.1          Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares and the Warrants being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a)          The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchasers that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

(b)          The Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)          No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(d)          The purchase of and payment for the Shares and the Warrants by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Shares, shall have been duly obtained or made and shall be in full force and effect.

(e)          All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

(f)          The Company shall have delivered to each Purchaser (or such Purchaser’s authorized agent) the Stock Certificate representing the number of Shares being purchased and

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the Warrant Certificate representing the Warrants being purchased by such Purchaser pursuant to this Agreement.

5.2          Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to the Purchasers the Shares and the Warrants to be purchased at the Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b) The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

(c) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(d) The sale of the Shares and the Warrants by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, shall have been duly obtained or made and shall be in full force and effect.

(e) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(f) The receipt by the Company of each Purchaser’s Purchase Price in immediately available funds.

6.           Transfer, Legends.

6.1         Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares, Warrants or Warrant Shares being purchased by such Purchaser hereunder, except pursuant to (i) an effective registration statement under the Securities Act or (ii) an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company and the Company’s

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counsel to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares, Warrants or Warrant Shares in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares, Warrants or Warrant Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2           Legends. Each certificate representing any of the Shares or Warrant Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Shares or Warrant Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legend endorsed on such certificate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

Provided that the holder of Shares qualifies and provides such documentation, representations and warranties as may be reasonably requested by Company, which request shall solely be in order for the Company to comply with applicable law (e.g., representations that such holder is not an affiliate of the Company (and has not been an affiliate within the previous 90 days) and other customary Rule 144 stockholder representations), and at least six months have elapsed since the Closing Date, provided, that if such holder objects to any such Company request, the holder may, in lieu of providing the requested documentation, representations and warranties, provide the Company with an opinion of counsel reasonably acceptable to the Company that the requested documentation, representations and warranties are not necessary, the Company shall, upon the written request of such holder, cause the removal of the legend set forth above and any other restrictive legend from each certificate representing any of such Shares endorsed with the legend and any “stop order” or equivalent restriction with respect to any Shares held in book entry form, upon the return of such certificate(s) from such holder and to issue or cause to be issued the unlegended Shares to the holder through the direct registration system or such other form to allow the holder to cause the shares to be held through the Depository Trust Company. In addition, provided that the holder of Warrants qualifies and provides all documentations, representations and warranties as may be reasonably requested by Company, which request shall solely be in order for the Company to comply with applicable law, provided, that if such holder objects to any such Company request, the holder may, in lieu of providing the requested documentation, representations and warranties, provide the Company with an opinion of counsel reasonably acceptable to the Company that the requested documentation, representations and warranties are not necessary, and at least six months have elapsed after the recorded date of the exercise date of such Warrants, upon the exercise of such Warrants, the Company shall, upon the written request of such holder, cause the removal of the legend set forth above and any other

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restrictive legend from each certificate representing any of the Warrant Shares endorsed with the legend, upon the return of such certificate(s) from such holder.

7.           Miscellaneous Provisions.

7.1          Public Statements or Releases. None of the Purchasers shall make, issue or release any announcement, whether to the public generally or to any of its suppliers or customers, with respect to this Agreement and its contents or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement and its contents or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 7.1 shall prevent any of the Purchasers from making such public announcements as it may reasonably consider necessary in order to satisfy its legal obligations, but, to the extent not inconsistent with such obligations, such Purchaser shall provide the Company with an opportunity to review and comment on any proposed public announcement before it is made.

7.2          Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

7.3          Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

7.4          Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

7.5          Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b) All correspondence to the Company shall be addressed as follows:

Tyme Technologies, Inc.

48 Wall Street - Suite 1100

New York, NY 10005

Attention: Michael Demurjian – Chief Operating Officer

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with a copy to (which copy shall not constitute notice):

Moritt Hock & Hamroff LLP

400 Garden City Plaza

Garden City, NY 11350

Attention: Keith S. Braun, Esq.

(c) All correspondence to a Purchaser shall be addressed to such Purchaser at its address set forth on its signature page hereto.

(d) Any party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

7.6          Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

7.7          Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

7.8          Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any conflicts of laws concepts which concepts, which would apply the substantive law of some other jurisdiction.

7.9          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York, in each case located in the Borough of Manhattan in the City of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, in each case located in the Borough of Manhattan in the City of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.10        Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

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7.11         Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

7.12         Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No Purchaser may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Company. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Purchasers holding a majority of the Shares then outstanding. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

7.13         Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

7.14         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers.

7.15         Counterparts. This Agreement may be executed in a number of counterparts, each of which together, shall for all purposes constitute one Agreement, binding on all of the parties hereto, notwithstanding that all such parties have not signed the same counterpart.

7.16         Amendments and Waivers. Any term of this Agreement or the Warrant Certificates may be amended and the observance of any term of this Agreement or the Warrant Certificates may be waived only with the written consent of the Company and (x) prior to the Closing, the Purchasers purchasing at least 51% of the aggregate number of Shares being purchased pursuant to this Agreement and, (y) after the Closing, but only with respect to the Warrants and Warrant Certificates, the holders of at least 51% of the aggregate number of Warrants then outstanding; provided, however, that neither the amount of the number of Shares or Exercise Price of the Warrants may be modified without the consent of the holder of such securities. Any amendment or waiver effected in accordance with this Section 7.16 shall be binding upon each holder of any Securities and the Company.

[EXECUTION SECTION FOLLOWS]

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EXECUTION SECTION FOR PURCHASE BY INDIVIDUALS

I.	PURCHASER AGREEMENT:

The undersigned hereby agrees to purchase that number of Shares and Warrants for a Purchase Price as each is set forth opposite the undersigned’s name on Schedule A to this Securities Purchase Agreement, pursuant to and in accordance with the terms of this Securities Purchase Agreement.

II.	PURCHASER STATUS:

The undersigned is (check appropriate box and, if applicable, fill in state with jurisdiction over custodial account):

□	INDIVIDUAL OWNER (One signature required below). Note: In community property states, both spouses are required to sign below, whether or not being listed as co-subscribers.

□	HUSBAND AND WIFE AS TENANTS BY THE ENTIRETY (Husband and wife are both required to sign below).

□	TWO OR MORE INDIVIDUALS AS TENANTS IN COMMON (All tenants are required to sign below).

□	TWO OR MORE INDIVIDUALS AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (All tenants are required to sign below).

□	CUSTODIAL ACCOUNT UNDER UNIFORM GIFTS TO MINORS ACT OF THE STATE OF ___________________________________________________ (Fill in state).

III.	INFORMATION AS IT IS TO APPEAR ON THE COMPANY RECORDS:

Name of
Purchaser(s):	(1)

(2)

Social Security Number (for use in all notifications
and reports to governmental taxing authorities):

State(s) of Permanent Residence:	(1)

(2)

Mailing Address:

Telephone Number:

Facsimile Number:

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IV.	INVESTOR STATUS (check all appropriate boxes):

A.	The undersigned is an accredited investor, as such term is defined under Regulation D, by reason of the fact that the undersigned is:

□	An individual whose net worth[1] (or joint net worth with my spouse, if greater) exceeds $1,000,000.

□	An individual with income[2] in excess of $200,000, or joint income together with my spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year.

□	A director or executive officer of the Company.

□	An entity in which all of the equity owners are accredited investors, as defined in Regulation D. (The Company has the right to request the names of each such accredited investor equity owners and to require such person(s) to complete a Qualified Purchaser Questionnaire prior to the Company’s acceptance of the undersigned’s purchase.)

[1]	For purposes of this Securities Purchase Agreement, net worth shall be deemed to include all of investor’s assets, liquid or illiquid (including such items as non-primary residences, furnishings, automobile and restricted securities), minus any liabilities (including such items as home mortgages and other debts and liabilities). Net worth shall (a) not include the value of investor’s primary residence, nor (b) indebtedness (such as a mortgage) that is secured by investor’s primary residence, up to the estimated fair market value of the primary residence as of the date of this Agreement. (However, if the amount of such primary residence-related indebtedness exceeds the amount of such indebtedness outstanding 60 days prior to the date of this Securities Purchase Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability for purposes of calculating net worth.)

[2]	For purposes hereof, the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source, including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

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V.	SIGNATURE(S):

Signature(s) of Purchaser(s):	(1)

(2)

Signature of Non-Purchasing
Spouse of Purchaser (Community
Property States Only):	(1)

(2)

Dated:

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EXECUTION SECTION FOR PURCHASE BY NON-INDIVIDUALS

I.	PURCHASE AMOUNT:

The undersigned hereby agrees to purchase that number of Shares and Warrants for a Purchase Price as each is set forth opposite the undersigned’s name on Schedule A to this Securities Purchase Agreement, pursuant to and in accordance with the terms of this Securities Purchase Agreement.

II.	PURCHASER STATUS:

The undersigned is (check appropriate box and, if applicable, fill in state with jurisdiction over custodial account):

□	CORPORATION (Please include certified corporate resolution authorizing signature).

□	PARTNERSHIP.

□	TRUST.

□	LIMITED LIABILITY COMPANY.

□	OTHER (Including Employment Benefit Plans and Trusts, Individual Retirement Accounts, and KEOUGH Plans).

III.	INFORMATION AS IT IS TO APPEAR ON THE COMPANY RECORDS:

Name of Purchaser:

Tax Identification Number:

State of Incorporation or Organization:

State of Principal Place of Business:

Mailing Address:

Telephone Number:

Facsimile Number:

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IV.	INVESTOR STATUS (check all appropriate boxes and, if applicable, provide all information requested):

A.	The undersigned is an accredited investor, as such term is defined under Regulation D, by reason of the fact that the undersigned is:

□	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and having total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) with investment decisions made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser; an employee benefit plan within the meaning of ERISA and having total assets in excess of $5,000,000.

□	An employee benefit plan within the meaning of ERISA which is a self-directed plan, with investment decisions made solely by the following persons who are accredited investors, as defined in Regulation D:

__________________________________________________________________ __________________________________________________________________

□	A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

□	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

□	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring any Membership Interests, whose purchase is directed by the following sophisticated person meeting the description set forth in Rule 506(b)(2)(ii) of Regulation D:

__________________________________________________________________

□	An entity in which all of the equity owners are accredited investors, as defined in Regulation D. (The Company has the right to request the names of each such accredited investor equity owners and to require such person(s) to complete a Qualified Purchaser Questionnaire prior to the Company’s acceptance of the undersigned’s subscription.)

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□            B.           The undersigned is neither an accredited investor, as such term is defined under Regulation D, and agrees, that upon the request of the Company, to complete a Qualified Purchaser Questionnaire and return an executed copy thereof to the Company.

V.          SIGNATURE(S)

The undersigned corporate officer, partner, trustee or fiduciary certifies that the undersigned has full power and authority from all requisite stockholders, partners, co-trustees, co-fiduciaries of the subscribing entity named above to execute this Securities Purchase Agreement on behalf of the subscribing entity and to make the representations, warranties and agreements made herein on its and their behalf and that investment in the Shares and Warrants has been affirmatively authorized by the governing board or body of such entity and is not prohibited by law or the governing documents of the subscribing entity.

Print Name of Purchaser:

By:
(Signature of Authorized Signatory)

(Print Name of Authorized Signatory)

(Title of Authorized Signatory)

Date:

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COMPANY SIGNATURE PAGE

TYME TECHNOLOGIES, INC.

By:
Name: Steve Hoffman
Title: President and Chief Executive Officer

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SCHEDULE A

List of Purchasers

Purchaser’s Name, Address and Taxpayer Identification Number	Purchaser’s Number of Shares	Purchaser’s Number of Warrants	Purchaser’s Purchase Price

Brad J. Blaschak	25,000	14,884	$100,000

Joseph P. Riccardo	750,000	446,500	$3,000,000

TOTALS	775,000	461,384	$3,100,000

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EXHIBIT A

Form of Warrant Certificate

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. 2016-___
Dated: As of February 2, 2016

WARRANT TO PURCHASE COMMON STOCK

OF

TYME TECHNOLOGIES, INC.

This certifies that, for value received, _______________ or his registered assigns (“Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from Tyme Technologies, Inc. (the “Company”), in whole or in part ________ fully paid and nonassessable shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, at a purchase price of $5.00 per Warrant Share (the “Exercise Price”). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is one of a series of warrants issued pursuant to that certain Securities Purchase Agreement between the Company and the purchasers named therein, dated as of February 2, 2016 (the “Purchase Agreement”), and each holder of this Warrant agrees to be bound by the provisions of the Purchase Agreement, including the amendment and waiver provisions set forth in Section 7.14 therein. The Holder is subject to certain restrictions, and entitled to certain rights as set forth in the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1.             Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time after the date hereof until 5:00 p.m. Eastern Daylight Time on February 2, 2026 (the “Exercise Period”), and shall be void thereafter.

2.            Exercise of Warrant. This Warrant may be exercised by the Holder by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise, in each case, in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within ten Business Days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

3.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

4.            Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.            Rights of Stockholders. Subject to Sections 8 and 9 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

6.           Transfer of Warrant.

(a)          Transferability of Warrant. The transfer of this Warrant is subject to the terms and conditions applicable to the transfer of the Securities under the Purchase Agreement.

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(b)          Compliance with Securities Laws.

(i)          The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party (other than an affiliate thereof), and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party (other than an affiliate thereof), for investment, and not with a view toward distribution or resale.

(ii)         All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

7.           Reservation of Stock. The Company covenants it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will, in a commercially reasonable manner, take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

8.           Notices.

(a)           Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)           In case:

 (i)          the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

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 (ii)        of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)        of any voluntary dissolution, liquidation or winding-up of the Company. then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen days prior to the date therein specified.

(c)           All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing if sent to a U.S. address and on the tenth business day following the date of such mailing if sent to an address outside the United States.

9.            Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)          Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(b)          Split, Subdivision or Combination of Shares. If, after the date of this Warrant, the Company shall subdivide the Common Stock, by split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased, in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

(c)          Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other

4

securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 9.

(d)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(e)          No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

10.          Miscellaneous.

(a)          This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

(b)          In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

(c)          This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and/or United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Eastern standard time on the Business Day following such Saturday, Sunday or United States federally recognized holiday.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Tyme Technologies, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized as of the day and year first above written.

COMPANY:

Tyme Technologies, Inc.

By:
Name: Steve Hoffman
Title: President and Chief Executive Officer

[Signature Page to Warrant]

6

NOTICE OF EXERCISE

To: Tyme Technologies, Inc.

(1)           The undersigned hereby elects to purchase ______________ shares of Common Stock of Tyme Technologies, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party (other than an affiliate thereof), or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(3)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(4)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

(Name)

(Date)	(Signature)

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Warrant Shares

and does hereby irrevocably constitute and appoint Attorney ______________________ to make such transfer on the books of Tyme Technologies, Inc. maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Please issue a new Warrant for the unassigned portion of the attached Warrant in the name of the undersigned.

Dated: __________.

Signature of Holder

Signature of Assignee

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EXHIBIT B

Form of Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement, dated as of February 2, 2016 (this “Agreement”), is by and among Tyme Technologies, Inc., a Delaware corporation (the “Company”), each of the persons and entities listed on Schedule I to this Agreement residing, with respect to natural persons, or having its principal place of business, with respect to corporations, limited partnerships, limited liability companies and other entities, at the address set forth opposite such person or entity’s name on said Schedule I who execute this Agreement (each, a “Purchaser”), and Moritt Hock & Hamroff LLP, a New York limited liability partnership with offices at 400 Garden City Plaza, Garden City, New York 11530, solely in its capacity as escrow agent hereunder (in such capacity, “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date of this Agreement (the “Purchase Agreement”), a true and complete copy of which (minus Exhibit B thereto which is the form of this Agreement) has been attached as Exhibit A to this Agreement, among the Company and each of the Purchasers, the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase and acquire from the Company, an aggregate of (x) 775,000 shares (each, a “Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company and (y) 461,384 common stock purchase warrants (each, a “Warrant”), in such proportions and for the purchase prices as are set forth on Schedule A to the Purchase Agreement (“Purchase Agreement Schedule A”); and

WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to such capitalized terms in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, each Purchaser is required to deliver to the Company at the Closing the Purchase Price applicable to such Purchaser as reflected in the Purchase Agreement Schedule A; and

WHEREAS, pursuant to the Purchase Agreement, the Company is required to deliver to each Purchaser at the Closing (x) a stock certificate (each, a “Stock Certificate”) evidencing the ownership by such Purchaser of the Shares purchased by the Purchaser under the Purchase Agreement as reflected on Purchase Agreement Schedule A and (y) a warrant certificate (each, a “Warrant Certificate”) evidencing the ownership by the Purchaser of the Warrants purchased by the Purchaser under the Purchase Agreement as reflected on Purchase Agreement Schedule A; and

WHEREAS, the Company and each of the Purchasers have requested that Escrow Agent assist them in consummating the sale and purchase of the Shares as contemplated by the Purchase Agreement by acting as a ministerial agent in assisting the Company and Purchasers in (i) forwarding to the transfer agent and registrar for the Common Stock (the “Transfer Agent”) the documents reasonably requested by the Transfer Agent in order for the Transfer Agent to note the original issuance of the Shares and prepare and issue the Stock Certificates representing the Shares sold and issued to and purchased and acquired by the Purchasers pursuant to the Purchase

Agreement, which documents are contemplated to be a letter of authority, secretary’s certificate and legal opinion all with respect to such Shares (collectively, the “Issuance Documents”), (ii) receiving the Stock Certificates from the Transfer Agent upon their issuances, (iii) receiving the Warrant Certificates from the Company, each prepared in accordance with the Purchase Agreement, (iv) receiving, by wire transfer in immediately available funds, the applicable Purchase Price from each of the Purchasers in the amounts set forth on the Purchase Agreement Schedule A, (v) upon the receipt of all of the documents and funds to be received by the Escrow Agent as set forth in clauses (ii), (iii) and (iv) of this WHEREAS clause, forwarding (x) to each Purchaser, the Stock Certificate evidencing the Shares and Warrant Certificate evidencing the Warrants sold and issued to and purchased and acquired by such Purchaser in accordance with the terms of the Purchase Agreement as reflected on Purchase Agreement Schedule A and (y) to the Company, by wire transfer of immediately available funds, an amount equal to the aggregate amount of the Purchase Price of each of the Purchasers as received by the Escrow Agent as contemplated by clause (v) of this WHEREAS clause, and (iv) performing certain other ministerial acts as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements set forth in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which each of the parties to this Agreement hereby acknowledges the parties to this Agreement agree as follows:

1.            Appointment of Escrow Agent. The Company and Purchasers each hereby appoint Escrow Agent to serve as, and Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions set forth in this Agreement. The Company and Purchasers acknowledge and agree that Moritt Hock & Hamroff LLP (in all capacities other than as Escrow Agent, “MHH”) is not providing any legal services to either the Company or Purchasers pursuant to this Agreement, but is acting merely in a ministerial capacity as Escrow Agent as requested by the Company and Purchasers.

2.            Establishment of Escrow.

(a)          Deposit of the Company’s Documents. By no later than 5:00 p.m. (EDT) February 2, 2016, the Company shall deposit with the Escrow Agent (x) each of the Issuance Documents, each as duly and applicably executed, each of the Warrant Certificates, each prepared in accordance with the Purchase Agreement and duly executed (each, a “Deliverable Warrant Certificate”).

(b)          Deposit of the Purchasers’ Funds and Documents. By no later than 1:00 p.m. (EDT) on February 2, 2016, each Purchaser shall deposit with the Escrow Agent the Purchase Price payable by such Purchaser in accordance with the terms of the Purchase Agreement as set forth opposite the Purchaser’s name on the Purchase Agreement Schedule A. Each deposit of the Purchase Price of a Purchaser shall be made in immediately available funds by wire transfer of such Purchase Price to Escrow Agent’s escrow account in accordance with the wire instructions set forth in Exhibit B to this Agreement.

(c)          Deposits as a Trust Fund. The deposits of the Issuance Documents, Warrant Certificates, funds representing the Purchase Price of each of the Purchasers, along with the Stock Certificates upon receipt by the Escrow Agent from the Transfer Agent (collectively, the “Escrowed Documents and Funds”), shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party to this Agreement. The Escrow Agent agrees to hold the Escrowed Documents and Funds subject to the terms and conditions of this Agreement.

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3.            Disposition of the Escrowed Documents and Funds.

(a)          Escrow Agent’s Duties. Upon receipt of all of the Escrowed Documents and Funds, Escrow Agent shall perform the following ministerial acts:

(i)          Escrow Agent shall deliver, via Federal Express (next Business Day delivery service), the Issuance Documents to the Transfer Agent and instruct the Transfer Agent to cause (x) the Shares to be issued to the Purchasers in the denominations as set forth in the Purchase Agreement Schedule A, (y) prepare and issue separate Stock Certificates, each in the name of a Purchaser, with each such Stock Certificate evidencing the number of Shares that such Purchaser in whose name the Stock Certificate is issued has purchased and acquired under the Purchase Agreement as reflected on the Purchase Agreement Schedule A and (z) deliver such Stock Certificates (each, a “Deliverable Stock Certificate”) to the Escrow Agent as soon as reasonably possible thereafter.

(ii)         Upon receipt of all of the Deliverable Stock Certificates, Escrow Agent shall (x) deliver to each Purchaser (A) the Deliverable Stock Certificate in the name of such Purchaser and (B) the Deliverable Warrant Certificate in the name of the Purchaser, such deliveries to be made by means of forwarding such Deliverable Stock Certificate and Deliverable Warrant Certificate, via Federal Express (next Business Day delivery service), at the address of the Purchaser set forth on the Purchase Agreement Schedule A and (y) deliver to the Company, via wire transfer of immediately available funds, in accordance with the wire instructions set forth in Exhibit C to this Agreement, an amount equal to the aggregate of the Purchase Price of each Purchaser as previously delivered to the Escrow Agent in accordance with paragraph 2(b) of this Agreement.

(b)          In the event that all of the Escrowed Documents and Funds (other than the Deliverable Stock Certificates) are not received by the Escrow Agent on or prior to 1:00 p.m. (EDT) on February 3, 2016, the Escrow Agent, with assistance by each of the Company and Purchasers as is reasonably necessary in the sole discretion of Escrow Agent, shall cause all of the Escrowed Documents and Funds, to the extent received by the Escrow Agent, to be returned to the party from whom the Escrow Agent received such Escrowed Documents and Funds and instruct the Transfer Agent to cancel all of the Shares and deem the issuance of each of such Shares null and void, ab initio.

(c)          Notwithstanding anything to the contrary contained in paragraphs 3(a) and 3(b), Escrow Agent shall make such other dispositions of the Escrowed Documents and Funds as is set forth in a written notice to Escrow Agent executed by each of the Company and Purchasers.

(d)          Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute between the Company and any of the Purchasers as to any of the matters subject to this Agreement or the Purchase Agreement, Escrow Agent shall have the right, but not the duty, to bring an interpleader action in a court of competent jurisdiction to have such court determine the disposition of any of the Escrowed Documents and Funds subject to such dispute and all the other properties then held by Escrow Agent pursuant to this Agreement with such court and, thereupon, Escrow Agent shall be fully relieved from any and all liability or obligation with respect to such Escrowed Documents and Funds. The Escrow Agent shall be reimbursed by the Company (with respect to one-half of the costs and expenses) and Purchasers (collectively with respect to one-half of the costs and expenses) for all of the costs and expenses of Escrow Agent with respect to such interpleader action. The Company and Purchasers agree that any such action shall be brought only in a court of the State of New York located in New York or Nassau County or in the Federal Courts for the Southern or Eastern District of New York (which courts are acknowledged by each of the Company and Purchasers as courts of competent jurisdiction). Notwithstanding anything to the contrary contained in this paragraph 3(d), the Company

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and each of the Purchasers agree to pursue any redress or recourse in connection with such a dispute without making the Escrow Agent a party to same.

4.            Duties of Escrow Agent.

(a)          Escrow Agent shall not be liable to any person or entity for any action taken in good faith and believed by Escrow Agent to be authorized or within the rights and powers conferred upon Escrow Agent under this Agreement. Escrow Agent shall also have full and complete authorization and protection for any omission or any action taken, or suffered by Escrow Agent, in good faith. Escrow Agent shall have no duties or obligations other than as expressly stated herein, and shall be protected and not liable for acting upon any notice, certificate or other communication not only with respect to its execution, validity and effectiveness of such notice’s, certificate’s, or other communication’s provisions, but also as to the truth and accuracy of any information therein contained, which notice, certificate or other communication Escrow Agent shall have, in good faith, believed to have been genuine or valid and which Escrow Agent, in good faith, believed to have been signed or presented by a proper person or persons.

(b)          Escrow Agent shall not be bound by any notice or demand with respect hereto, or any waiver, modification, amendment, termination or revision of this Agreement unless signed by each of the Company and Purchasers and delivered in writing to Escrow Agent and, if the duties of Escrow Agent are affected, unless Escrow Agent shall have given Escrow Agent’s prior written consent thereto. Escrow Agent shall not be liable or responsible for anything done or omitted to be done by Escrow Agent in good faith, it being understood that Escrow Agent’s liability hereunder shall be limited solely to willful misconduct or gross negligence on its part. Escrow Agent may rely conclusively on, and shall be protected from acting or refraining from acting upon, any written notice, instruction or request furnished to Escrow Agent hereunder and reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall be under no duty to inquire into the authority of any person acting in connection herewith or into the genuineness of any signature.

(c)          Escrow Agent or any successor, which is hereafter appointed, may, at any time, resign by giving written notice to each of the Company and Purchasers and shall be discharged of Escrow Agent’s duties under this Agreement upon the appointment of a successor escrow agent. In the event of any such resignation, a successor escrow agent shall be promptly appointed upon the mutual written agreement of the Company and Purchasers. Any such successor escrow agent shall deliver to the Company and each of the Company and Purchasers a written instrument accepting such appointment hereunder and thereupon the successor escrow agent shall succeed to all the rights and duties of Escrow Agent and shall be entitled to receive the Escrowed Documents and Funds and all the other properties then held by Escrow Agent pursuant to this Agreement. In the event that a successor escrow agent is not appointed by the Company and Purchasers within 30 calendar days of such written notice, then Escrow Agent shall have the right, but not the duty, to bring an interpleader action in a court of competent jurisdiction to have a successor agent appointed and deposit the Escrowed Documents and Funds and all the other properties then held by Escrow Agent pursuant to this Agreement with such court and shall be reimbursed by the Company and Purchasers for all of the costs and expenses of Escrow Agent with respect to such interpleader action. The Company and Purchasers agree that any such action shall be brought only in a court of the State of New York located in New York or Nassau County or in the Federal Courts for the Southern or Eastern District of New York (which courts are acknowledged by both the Sellers and Purchasers as courts of competent jurisdiction).

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5.           Fees and Indemnification of Escrow Agent.

(a)          The Company and Purchasers agree to indemnify Escrow Agent and to hold Escrow Agent harmless from and against any loss, cost, liability or expense including reasonable legal fees (including, without limitation, fees generated by Escrow Agent’s internal staff), incurred by Escrow Agent relating to, arising out of, or in connection with the acceptance or administration of Escrow Agent’s duties, or services rendered under this Agreement, including reasonable legal fees, costs and expenses of defending Escrow Agent against claims of liability or incurred in actions of interpleader arising hereunder. Such obligation to indemnify shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

(b)          Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by Escrow Agent under this Agreement and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss.

(c)          The Purchasers each acknowledges that Escrow Agent, as MHH, has acted, and will continue to act, as counsel to the Company. Each of the Purchasers further acknowledges that there may be a potential or actual conflicts of interest and agrees that such conflicting interests shall not be a basis for Escrow Agent being disqualified or limited, or not participating, in the exercise of powers or representation with respect to this Agreement, nor shall any of the Purchasers seek to disqualify MHH from acting as counsel to the Company in any future matter, whether or not relating to this Agreement, although the Company and Purchasers acknowledge that disqualification due to MHH’s status as a witness may be claimed or, on a court’s own initiative, be made.

6.            Notice. Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given if (a) personally delivered, against written receipt therefor, (b) forwarded by pre-paid certified or registered mail, return receipt requested, or (c) forwarded via a nationally recognized overnight courier service (e.g., Federal Express, USPS Express Mail, UPS, DHL, etc.) to the parties to which such notice or other communication is required by this Agreement to be given, at, with respect to the Company, 48 Wall Street - Suite 1100, New York, NY 10005, or, with respect to a Purchaser, the address of such Purchaser as set forth in the Purchase Agreement Schedule A, or, in the case of any of the parties to this Agreement, at such other address as such party shall furnish to each of the other parties in accordance with this section 6. Notices and other communications delivered personally shall be deemed given as of the date of actual receipt; mailed notices and other communications shall be deemed given as of the date five Business Days following such mailing; and notices and other communications sent via overnight courier service shall be deemed given as of the date one Business Day after delivery to such courier service.

7.            Miscellaneous.

(a)          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and permitted assigns.

(b)          This Agreement and the rights and obligations of the parties contained in this Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to its choice and/or conflict of laws provisions. Any legal action resulting from, arising under, out of or in connection with, directly or indirectly, this Agreement shall be commenced exclusively in the Supreme Court, State of New York, County of New York or Nassau, or the U.S. District Court for the Southern or Eastern District of New York. All parties to this Agreement hereby submit themselves to the jurisdiction of any such court, and agree that service of process on them in any such action, suit or proceeding may be affected by the means by which notices are to be given under this Agreement.

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(b)          This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party.

(c)          This Agreement may not be changed, modified or rescinded orally. Any change, modification or rescission need be in writing, signed by the party against whom enforcement of any change, modification or rescission is sought. Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the obligations contemplated by this Agreement or contemplated hereby, shall not be effective unless made in a writing signed by the party against whom the enforcement of any such waiver is sought. A waiver given in any case shall only apply with respect to that particular act or omission, and shall not be effective as to any further acts or omissions, regardless of whether they are of the same or similar nature.

(d)          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e)          This section and other headings contained in this Agreement are for purposes of reference only, and shall not affect the meaning or interpretation of this Agreement.

(f)          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(g)          Each party hereto shall be responsible for their legal and other fees and expenses relating to the negotiation, execution and delivery of this Agreement and related agreements, and the consummation of the transaction contemplated by this Agreement.

(h)          For purposes of this Agreement, the capitalized term “Business Day” shall mean any calendar day other than a Saturday, Sunday or other day on which banks in the City of New York are authorized or directed to be closed.

(i)           In the event that any portion of the Escrow Account shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person or firm, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

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(j)           This Escrow Agreement shall terminate on the date on which all of the Escrowed Documents and Funds have been delivered in accordance with section 3 of this Agreement; provided, however, the provisions of Section 5 of this Agreement shall survive such termination.

(k)          All fees and expenses of the Escrow Agent incurred in the Escrow Agent’s performance of its duties under this Agreement shall be paid for by the Company, unless otherwise specifically provided otherwise in this Agreement. Each of the Company and Purchasers agree that Escrow Agent shall be entitled to retain from any distribution of moneys as contemplated by this Agreement all of such fees and expenses.

(l)           Unless otherwise expressed, all references in this Agreement to sections and paragraphs shall refer to the specified section or paragraph of this Agreement.

[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first indicated above.

The Company:

Tyme Technologies, Inc.

By:
Name: Steve Hoffman
Title: President and Chief Executive Officer

Purchaser:

Name of Purchaser:

Signature of Purchaser:

Name of Signatory:

Title of Signatory:

Escrow Agent:

Moritt Hock & Hamroff LLP

By:
Name: Title:

SCHEDULE I

List of Purchasers

Brad J. Blaschak

Joseph P. Riccardo

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EXHIBIT B

Escrow Agent Wire Instructions

Wire instructions through a U.S. Bank:

Bank to Receive Funds:	Signature Bank

Bank ABA Number:	026013576

Address of Bank:	1225 Franklin Avenue Garden City NY 11530

Beneficiary Name and Address:	MORITT HOCK & HAMROFF IOLA Garden City Plaza Garden City, NY 11530

Beneficiary Account Number:	XXXXXXXXXXXX

Reference:	“Tyme - Riccardo Transaction”

Please contact Escrow Agent for wire instructions not through a U.S. Bank.

EXHIBIT C

Company Wire Instructions

Bank to Receive Funds:	Bank of America

Bank ABA Number:	026009593

Address of Bank:	339 Franklin Avenue Wyckoff, NJ 07481

Beneficiary Name and Address:	Tyme Inc. XXXXXXXXXXX

Beneficiary Account Number:	XXXXXXXXXXX

Reference:	“Tyme - Riccardo Transaction”

EXHIBIT C

 RISK FACTORS

As used in this Exhibit, unless the context indicates otherwise, the terms “Company,” “we,” “us”, and “our” refers to Tyme Technologies, Inc. and its direct and indirect subsidiaries, Tyme Inc. (“Tyme”) and Luminant Biosciences, LLC, on a consolidated basis.

 The risks described below are risks presently known to us that we currently deem material. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. If any of the following risks develop into actual events, our business, financial condition and/or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Related to Our Business and the Development and Commercialization of Our Drug Candidates.

Our proprietary lead combination drug product, SM-88, is in the early stages of clinical development. We are currently finalizing our regulatory and drug development program for SM-88 and working towards the initiation of our first phase II clinical trial. Clinical drug development is expensive, time-consuming and uncertain and we may ultimately not be able to obtain regulatory approval for the commercialization of our lead candidate.

The risk of failure for drugs in clinical development is high and it is impossible to predict when our lead drug candidate for the treatment of cancer, SM-88, will prove effective or safe in humans or will receive regulatory approval for breast cancer or any form of other cancer or any other indication.

The research, testing, manufacturing, labeling, approval, selling, marketing and distribution of drug products are subject to extensive regulation by the FDA, the European Medicines Agency (the “EMA”), national competent authorities in Europe and other non-U.S. regulatory authorities, which establish regulations that differ from country to country. We are not permitted to market SM-88 and any other drug product we may develop in the U.S. or in other countries until we receive approval of a New Drug Application (“NDA”) from the FDA or marketing approval from applicable regulatory authorities outside the U.S. Since SM-88 is in the early stages of development, it is subject to the risk of failure inherent in the drug development process. To date, we have not submitted an application for or received marketing approval for, SM-88. We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA or EMA. Obtaining approval of a NDA or a Marketing Authorization Application (“MAA”) can be a lengthy, expensive and uncertain process. In addition, failure to comply with the FDA, EMA and/or other non-U.S. regulatory requirements prior to regulatory approval, could subject our Company to administrative or judicially imposed sanctions, which include but are not limited to:

•	restrictions on our ability to conduct clinical trials, including issuing full or partial clinical holds or other regulatory objections to ongoing or planned trials;
•	recalls;
•	restrictions on the use of drugs, manufacturers or our planned manufacturing process;
•	warning letters;
•	clinical investigator disqualification;
•	civil and criminal penalties;
•	injunctions;
•	suspension or withdrawal of regulatory approvals;

•	drug seizures, detentions or import/export bans or restrictions;
•	voluntary or mandatory drug recalls and publicity requirements;
•	total or partial suspension of drug;
•	imposition of restrictions on operations, including costly new manufacturing requirements; and
•	refusal to approve pending NDAs or supplements to approved NDAs in the U.S. and refusal to grant marketing approvals in other jurisdictions, such as a MAA in the EU.

The FDA, EMA and other non-U.S. regulatory authorities also have substantial discretion in the drug approval process. Generally, the number of nonclinical and clinical trials that will be required for regulatory approval varies depending on the drug candidate, the disease or condition that the drug candidate is designed to address and the regulations applicable to any particular drug candidate. Regulatory agencies can delay, limit or deny approval of a drug for many reasons, which include but are not limited to:

•	the drug candidate may be deemed unsafe or ineffective;
•	current results may not continue to confirm the positive results from earlier nonclinical or clinical trials;
•	failure to select optimal drug doses and suitable trial endpoints;
•	populations studied did not reflect populations likely to use the drug;
•	mortality rates in clinical trials are shown to be numerically higher in subjects treated with SM-88 that in those treated with comparator drugs;
•	regulatory agencies may not find the data from nonclinical and clinical trials sufficient or well-controlled;
•	regulatory agencies might not approve or might require changes to manufacturing processes or facilities; and
•	regulatory agencies may change their approval policies or adopt new regulations.

Any delay in obtaining or failure to obtain, required approvals could materially adversely affect our ability to generate revenue from SM-88, which would likely result in significant harm to our financial position and adversely impact our share price. Furthermore, any regulatory approval to market SM-88 may be subject to limitations on the indicated uses for which we may market the drug. These limitations may limit the size of the market for SM-88 and any other drug product we may develop.

We have no history of conducting large-scale or pivotal clinical trials or commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability.

Our operations to date have been limited to financing and staffing our Company and developing our technology platform, SM-88 and other potential drug candidates. We have not yet developed our commercialization strategy and marketing plan. Accordingly, we have not been given the opportunity to demonstrate our ability to successfully complete a large-scale or pivotal clinical trial, obtain marketing approval, manufacture product on a commercial scale or conduct sales and marketing activities. Consequently, predictions about our future success or viability may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

If clinical trials for SM-88 are prolonged, delayed or stopped, we may be unable to obtain regulatory approval and commercialize our drug on a timely basis, which would require us to incur additional costs and delay revenue.

SM-88 is in the early stages of development. We are working towards conducting our first phase II clinical trial and its initiation is subject to numerous factors that can cause interruptions or delays, many of which may be beyond our control. Should we experience any interruption or delay, our future plans and expected future revenue will be adversely affected and could result in our inability to continue our operations.

We anticipate commencing a phase II clinical trial with SM-88 in patients in 2015, with plans to review interim data in order to confirm that our development plans are in line. In addition, we plan to conduct nonclinical trials and develop our pharmacology and toxicology program for SM-88. The commencement of these planned trials could be substantially delayed or prevented due to several factors, which include but are not limited to:

•	further discussions with the FDA, the EMA or other regulatory agencies regarding the scope or design of our clinical trials;
•	the limited number of and competition for, suitable sites to conduct our clinical trials, many of which may already be engaged in other clinical trial programs, including trials for the same indication as SM-88;
•	delay or failure to obtain regulatory approval or agreement to commence a clinical trial in any of the countries where enrollment is planned;
•	inability to obtain sufficient funds required to execute our clinical and regulatory development plans;
•	clinical holds on or other regulatory objections to, a new or ongoing clinical trial;
•	delay or failure to supply regulatory-required data and other information to regulators, including the FDA and EMA;
•	delay or failure in the testing, validation, manufacture and delivery of sufficient supplies of SM-88 for our clinical trials;
•	delays or failures of third parties, including our CRO’s and other contractors, consultants and advisors, to provide required resources and submit data and information to us and the applicable regulators;
•	delay or failure to reach agreement on acceptable clinical trial terms or clinical trial protocols with prospective investigational sites or clinical research organizations (“CRO”), the terms of which can be subject to extensive negotiation and may vary significantly among different sites or CROs; and
•	delay or failure to obtain institutional review board or independent ethics committee (“IEC”) approval to conduct a clinical trial at a prospective investigational site.

Additionally, many factors could substantially delay or prevent the timely completion of our planned clinical trials due to several factors, which include but are not limited to:

•	slower than expected rate of subject recruitment and enrollment;
•	slower than projected IRB/IEC review and approval;
•	the Data Monitoring Committee (“DMC”) of the FDA requires the clinical trial be delayed or stopped or requests major or minor modifications to the clinical trial;
•	failure of subjects to complete their full participation in clinical trial or return for post-treatment follow-up;
•	unforeseen safety issues, including severe or unexpected drug-related adverse effects experienced by subjects, including the possibility of death;
•	lack of SM-88 efficacy during the clinical trials;
•	poor trial design for one or more of our clinical trials;
•	withdrawal of participation by a principal investigator in one or more of our clinical trials;
•	withdrawal of participation by one of our CROs;
•	inability or unwillingness of subjects or clinical investigators to comply with clinical trial procedures;
•	resolution of data discrepancies;
•	inadequate CRO management and/or monitoring in one or more of our clinical trials;
•	the need to repeat, reconstruct or terminate a clinical trial due to inconclusive or negative results or unforeseen complications in testing; and

•	a request by the FDA to abandon our current drug development programs.

Changes in regulatory requirements and guidance may also occur and we may need to significantly amend ongoing clinical trial protocols or revise planned prospective clinical trial protocols to reflect such changes mandated by regulatory authorities. Amendments may require us to renegotiate terms with CROs or resubmit clinical trial protocols to IRBs or IEUs for re-review, which may impact the costs, timing or successful completion of a clinical trial. Our clinical trials may be suspended or terminated at any time by the FDA, the EMA, other regulatory authorities or the IRB/IEC overseeing the clinical trial, due to a number of factors, which include but are not limited to:

•	failure to conduct the clinical trial in accordance with regulatory requirements or compliance with the clinical protocol;
•	unforeseen safety issues or any determination that a clinical trial presents unacceptable health risks to subjects;
•	lack of adequate funding to continue the clinical trial due to higher or additional unforeseen costs or other business decisions; and
•	upon a breach or pursuant to the terms of any agreement with or for any other reason by, current or future collaborators that have responsibility for the clinical development of SM-88.

Any failure or significant delay in clinical and regulatory development plans for SM-88 or any other drug candidate we may pursue would likely adversely affect our ability to obtain regulatory approval for the drug and would diminish our ability to generate revenue.

The results of previous clinical trials may not be predictive of future results, our progress in trials for one drug candidate may not be indicative of progress in trials for other drug candidates and the results of our current and planned clinical trials may not satisfy the requirements of the FDA, the EMA or other non-U.S. regulatory authorities.

We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. Before obtaining marketing approval from regulatory authorities for the sale of SM-88 as a breast cancer therapy, we must conduct extensive clinical trials to demonstrate the safety and efficacy of our drug in humans. Clinical testing is expensive, difficult to design and implement, can take many years to complete and has a risk of uncertainty as to its outcome. Clinical failure can occur at any stage of clinical development and the outcome of early clinical trials may not be predictive of the success of later clinical trials. Additionally, interim results of a clinical trial do not necessarily predict final trial results. In addition, nonclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that have believed their drug performed satisfactorily in clinical trials have nonetheless failed to obtain marketing approval of their products.

Drug candidates that have shown promising results in early clinical trials may still suffer significant setbacks in subsequent registration clinical trials. A number of companies in the pharmaceutical industry, including those with greater resources and experience than us, have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials.

Clinical trials may also produce negative or inconclusive results and we may decide or regulators may require us, to conduct additional clinical or nonclinical testing. We will be required to demonstrate with substantial evidence through well-controlled clinical trials that SM-88 is safe and effective for use in diverse populations before we can seek regulatory approvals for its commercial sale.

In addition, the design of a clinical trial can determine whether its results will support approval of a drug. Flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. We may be unable to design and execute a clinical trial to support regulatory approval.

In some instances, there may be significant variability in safety and/or efficacy results between different trials of the same drug due to numerous factors, including amendment to trial protocols, variability in size and type of the patient populations, adherence to the dosing regimen and other trial procedures and the rate of dropout among clinical trial subjects. We do not know whether any of the clinical trials in our development plan will demonstrate consistent or adequate efficacy and safety to obtain regulatory approval to market SM-88, and we may need to further refine or redesign our combination drug product formula or modify production methodology based on such clinical trials which could result in delays in the regulatory approval process.

There is always the possibility that SM-88 may not gain regulatory approval even if it achieves its primary endpoints in its phase III clinical trials, which may only be initiated if we are successful in complying with all regulatory requirements necessary to commence phase III clinical trials. The FDA, the EMA or other non-U.S. regulatory authorities may disagree with our trial design and/or our interpretation of data from nonclinical and clinical trials. In addition, any of these regulatory authorities may change requirements for the approval of a drug even after reviewing and providing comments or advice on a protocol for a clinical trial. In addition, any of these regulatory authorities may also approve a drug for fewer or more limited indications than requested or may grant approval that is contingent on the performance of costly post-marketing clinical trials. Further, the FDA, the EMA or other non-U.S. regulatory authorities may not accept the labeling claims that we believe would be necessary or desirable for the successful commercialization of SM-88.

Even if SM-88 obtains regulatory approval, it will be subject to continual regulatory review.

If marketing authorization is obtained for our lead drug candidate, SM-88, the drug will continue to be under review by regulatory authorities and, therefore, authorization could be subsequently withdrawn or restricted at any time there is a safety issue. We will be subject to ongoing obligations and oversight by regulatory authorities, including adverse event (AE) reporting requirements, marketing restrictions and, potentially, other post-marketing obligations, all of which may result in significant expense and limit our ability to commercialize our drug product.

If there are changes in the application of legislation or regulatory policies or if problems are discovered with SM-88 or our manufacturer(s) or if we or one of our distributors, licensees or co-marketers fails to comply with regulatory requirements, the regulators could take various actions. These include imposing fines on us, imposing restrictions on the drug or its manufacture and requiring us to recall or remove the drug from the market. The regulators could also suspend or withdraw our marketing authorizations, requiring us to conduct additional clinical trials, change our drug labeling or submit additional applications for marketing authorization. If any of these events occurs, our ability to sell SM-88 may be impaired and we may incur substantial additional expense to comply with regulatory requirements, which could adversely affect our business, financial condition and the result of our operations.

We may not be successful in our efforts to use and expand our technology platform to build a pipeline of drug candidates.

A key element of our business strategy is to further develop and expand our technology platform so that we can build a steady pipeline that we ultimately hope will be successful in the treatment of a variety of cancers, as well as other diseases that affect health and quality of life. Although our discovery and development efforts to date have resulted in the development of SM-88, we may not be able to develop additional drugs that are safe and effective. Even if we are successful in continuing to build our pipeline, the potential drug candidates that we discover may not be suitable for further clinical development. There is always the potential that they produce harmful adverse effects or possess other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance, or that unexpected technical issues involving such products are encountered that cause the products to be prohibitively too expensive to manufacture and market. If we do not continue the steady development and commercialization of products utilizing our technology platform, we will face difficulty in obtaining revenues in future periods, which could result in significant harm to our financial position and adversely affect our share price.

We have a growing pipeline of drug candidates based on our technology platform that are focused on key cancer indications. To date, the FDA and other regulatory authorities have not approved products that utilize this technology platform.

In the future, we plan to develop additional drug candidates based on our proprietary technology platform. This platform incorporates novel technologies and methods and actions. The approval of the drug candidates in our pipeline is less certain than approval of drugs that do not employ such novel technologies or methods of action. We intend to work closely with the FDA, the EMA and other non-U.S. regulatory authorities to perform the requisite scientific analyses and evaluation of our methods to obtain regulatory approval for these future drug candidates. For example, final assays and specifications of our future drug candidates have yet to be developed and the FDA, EMA or other non-U.S. regulatory authorities may require additional analyses to evaluate this aspect of our technology. It is possible that the validation process may take time and significant expenditures of resources, require independent third-party analyses or not be accepted by the FDA, the EMA and other non-U.S. regulatory authorities. Delays or failure to obtain regulatory approval of any of our future drug candidates could adversely affect our business prospects.

Even if we obtain marketing approval for SM-88 in a major pharmaceutical market such as the U.S. or Europe, we may never obtain approval or commercialize in other major markets, which would limit our ability to realize the drug’s full market potential.

In order to market any products in a country or territory, we must establish and comply with numerous and varying regulatory requirements of such countries or territories regarding safety and efficacy. Clinical trials conducted in one country may not be acceptable for review by regulatory authorities in other countries and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures differ among countries and can involve additional testing and validation as well as varying administrative review periods. Seeking regulatory approvals in multiple countries could result in significant delays, difficulties and costs and may require additional nonclinical or clinical trials, which would be costly and time-consuming or even delay or prevent the introduction of SM-88 in those countries. In addition, our failure to obtain regulatory approval in one country may delay or have negative effects on the process for regulatory approval in other countries. We do not have any drug candidates approved for sale in any jurisdiction, including international markets and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, our target market will be reduced and our ability to realize the full market potential of SM-88 will be harmed.

In the U.S., we may seek fast track or breakthrough designation for SM-88. There is no assurance that the FDA will grant either designation and even if it does, such designation may not actually lead to a faster development process, regulatory review or approval compared to conventional FDA procedures and does not increase the likelihood that SM-88 will receive marketing approval in the U.S.

The fast track program, a provision of the FDA Modernization Act of 1997, is designed to facilitate interactions between a sponsor and the FDA before and during submission of a NDA for an investigational agent that, alone or in combination with one or more drugs, is intended to treat a serious or life-threatening disease or condition and which demonstrates the potential to address an unmet medical need for that disease or condition. Under the fast track program, the FDA may consider reviewing portions of a marketing application before the sponsor submits the complete application, if the FDA determines, after a preliminary evaluation of the clinical data, that a fast track drug may be effective. A fast track designation provides the opportunity for more frequent interactions with the FDA and could make the drug eligible for priority review if supported by clinical data at the time of submission of the NDA.

The FDA is authorized to designate a new drug as a breakthrough therapy if it finds that the drug is intended, alone or in combination with one or more drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For products designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Products designated as breakthrough therapies by the FDA are also eligible for accelerated approval.

The FDA has broad discretion whether or not to grant fast track or breakthrough designation. Accordingly, even if we believe SM-88 meets the criteria for fast track or breakthrough designation, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of fast track or breakthrough designation for a drug candidate may not result in a faster development process, review or approval compared to drug candidates considered for approval under conventional FDA procedures and, in any event, does not assure ultimate approval by the FDA. The FDA may even withdraw fast track designation if it believes that the designation is no longer supported by data from our clinical development program. Further, in connection with fast track designation, we may be required to provide government regulators with additional manufacturing and production information, some of which we may not be able to provide in a timely manner and to the extent required by such regulators.

Should we choose to pursue orphan drug designation, we may be unable to obtain orphan drug designation or exclusivity for SM-88 or any other drug candidate we may develop. If our competitors are able to obtain orphan drug exclusivity for their products in the same indications for which we are developing SM-88 or any other drug candidate we may develop, we may not be able to have our products approved by the applicable regulatory authority for a significant period of time. Conversely, if we obtain orphan drug exclusivity for SM-88 or any other drug we may develop, we may not be able to benefit from the associated marketing exclusivity.

Regulatory authorities in some jurisdictions, including the U.S. and Europe, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate SM-88 as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the U.S. In the European Union, the European Commission may designate a drug candidate as an orphan medicinal drug if it is a medicine for the diagnosis, prevention or treatment of life-threatening or very serious conditions that affects not more than five in 10,000 persons in the EU or it is unlikely that marketing of the medicine would generate sufficient returns to justify the investment needed for its development. If SM-88 or any other drug candidate we may develop were to receive orphan drug designation, this orphan drug status may not ensure that we have market exclusivity in a particular market and there is no assurance we will be able to receive orphan drug designation for SM-88 or any other drug candidate we may develop.

Further, the granting of a request for orphan drug designation does not alter the standard regulatory requirements and process for obtaining marketing approval.

Generally, if a drug candidate with an orphan drug designation receives the first marketing approval for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which, subject to certain exceptions, precludes the FDA from approving the marketing application of another drug for the same indication for that time period or precludes the EMA and other national drug regulators in the EU, from accepting the marketing application for another medicinal drug for the same indication. The applicable period is seven years in the U.S. and ten years in the EU. The EU period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified. In the EU, orphan exclusivity may also be extended for an additional two years (i.e., a maximum of 12 years’ orphan exclusivity) if the drug is approved based on a dossier that includes pediatric clinical trial data generated in accordance with an approved pediatric investigation plan. Orphan drug exclusivity may be lost in the U.S. if the FDA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

Even if we obtain orphan drug exclusivity for SM-88 or any other drug candidate we may develop, that exclusivity may not effectively protect the drug from competition because exclusivity can be suspended under certain circumstances. In the U.S., even after an orphan drug is approved, the FDA can subsequently approve another drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In the EU, orphan exclusivity will not prevent a marketing authorization from being granted for a similar drug in the same indication if the new drug is safer, more effective or otherwise clinically superior to the first drug or if the marketing authorization holder of the first drug is unable to supply sufficient quantities of the drug.

SM-88 or any other drug product we may develop may have serious adverse, undesirable or unacceptable side effects, which may delay or prevent marketing approval. If such side effects are identified during the development of SM-88 or any other drug candidate we may develop or following such drug product’s approval, if any, we may need to abandon our development of SM-88 or such other drug product, the commercial profile of any approved label may be limited and/or we may be subject to other significant negative consequences following marketing approval, if any.

Although SM-88 and any other drug products we may develop will undergo safety testing to the extent possible and agreed to with regulatory authorities, not all adverse effects of drugs can be predicted or anticipated. SM-88, our proprietary combination drug product – which we believe is a first-in-class drug that harness the body’s own immune defenses to fight tumor cells - is based on a mechanism designed to utilize oxidative stress, among other techniques, to selectively kill cancer cells, yet is powerful and could lead to serious side effects that we only discover in clinical trials. Unforeseen side effects from SM-88 or any other drug product we may develop could arise either during clinical development or, if such side effects are sporadic, after it has been approved by regulatory authorities and the approved drug has been marketed, resulting in the exposure of additional patients. While our proof-of-concept clinical trial for SM-88 demonstrated a favorable safety profile, the results from future trials of SM-88 may not confirm these results. Any new therapy to kill cancer tumors is risky and may have unintended consequences. We have not fully demonstrated that SM-88 is safe in humans and we may not be able to do so.

Furthermore, we are initially developing SM-88 for patients with cancer for whom no other therapies have succeeded and survival times are frequently short. Therefore, we expect that certain subjects may die during the clinical trials and it may be difficult to ascertain whether such deaths are attributable to the underlying disease, complications from the disease, SM-88 or a combination of such factors.

The results of future clinical trials may show that SM-88 causes undesirable or unacceptable side effects, which could interrupt, delay or halt our clinical trials and result in delay of or failure to obtain, marketing approval from the FDA, the European Commission and other non-U.S. regulatory authorities or result in marketing approval from the FDA, the European Commission and other non-U.S. regulatory authorities with restrictive label warnings or potential drug liability claims.

If SM-88 or any other drug candidate we may develop receives marketing approval and it is later identified as undesirable or has unacceptable side effects, we are at risk for the following actions:

•	regulatory authorities may require us to take SM-88 or such other drug product off the market;
•	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;
•	regulatory authorities may require post-market clinical trials to assess possible serious risks associated with SM-88 or such other drug product, which will require us to provide the FDA with additional data;
•	we may be required to change the way SM-88 or such other drug product is administered, conduct additional clinical trials or change the labeling of the drug;
•	we may be subject to limitations on how we may promote SM-88 or such other drug product;
•	sales of SM-88 or such other drug product may decrease significantly;
•	we may be subject to litigation or drug liability claims; and
•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of SM-88 or such other drug product or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of SM-88 or such other drug product.

We depend on continued patient enrollment into our clinical trials. If we are unable to enroll patients in our clinical trials, our research and development efforts could be materially adversely affected.

Successful and timely completion of clinical trials will require that we enroll and complete the trials with a sufficient number of evaluable subjects. Our clinical trials may be subject to delays resulting from the trials’ slower enrollment or subject withdrawal. Subject enrollment depends on many factors, including the size and nature of the patient population, eligibility criteria for the clinical trial, the proximity of patients to clinical sites, the design of the clinical protocol, the availability of competing clinical trials for the same population of subjects, the availability of new drugs approved for metastatic breast cancer and clinicians’ and patients’ perceptions as to the potential advantages of SM-88 and any other drug product we may develop in relation to other available therapies.

These factors may make it difficult for us to enroll enough patients to complete our clinical trials in a timely and cost-effective manner. Delays in the completion of any clinical trial for SM-88 and any other drug product we may develop will increase our costs, slow down our drug development and delay or potentially jeopardize our ability to commence drug sales and generate revenue. In addition, some of the factors that cause or lead to, a delay in the completion of clinical trials may also ultimately lead to the denial of regulatory approval of SM-88 and any other drug product we may develop.

Even if approved, if SM-88 does not achieve broad market acceptance among physicians, patients, the medical community and third-party payors, our revenue generated from its sales will be limited.

The commercial success of our SM-88 and any other drug product we may develop will depend upon its acceptance among physicians, patients and the overall medical community. The degree of market acceptance of SM-88, which would be applicable to any other drug product we may develop, will depend on a number of factors, which include but are not limited to:

•	limitations or warnings contained in the approved labeling for SM-88;
•	changes in the standard of care for metastatic breast cancer;
•	limitations in the approved clinical indications for SM-88;
•	demonstrated clinical safety and efficacy of SM-88 compared to other drugs;
•	lack of significant adverse effects;
•	limitations on how we promote SM-88;
•	sales, marketing and distribution support;
•	availability and extent of reimbursement from managed care plans and other third-party payors;
•	timing of market introduction and perceived effectiveness of competitive drugs;
•	the degree of cost-effectiveness of SM-88;
•	availability of alternative therapies at similar or lower cost, including generic and over-the-counter drugs;
•	the extent to which SM-88 is approved for inclusion on formularies of hospitals and managed care organizations;
•	whether SM-88 is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy for metastatic breast cancer;
•	adverse publicity about SM-88 or favorable publicity about competitive drugs;
•	convenience and ease of administration; and
•	potential drug liability claims.

If SM-88 or any other drug candidate we may develop is approved but does not achieve an adequate level of acceptance by physicians, patients and the overall medical community, we may not generate sufficient revenue to become profitable or to sustain operations. In addition, efforts to educate the medical community and third-party payors on the benefits of SM-88 or any other drug candidate we may develop may require significant resources and may never be successful.

We are subject to manufacturing risks that could substantially increase our costs and limit the supply of SM-88 and any other drug product we may develop.

Likely to be common with any other drug candidate we may develop, the process of manufacturing SM-88 is complex, highly regulated and subject to several risks, which include but are not limited to:

•	We do not have experience in manufacturing SM-88 in bulk quantity or at commercial scale. We plan to contract with external manufacturers to develop a larger scale process for manufacturing SM-88 in parallel with our phase II trial of SM-88. We may not succeed in the scaling up of our process or we may need a larger manufacturing process for SM-88 than what we have planned. Any changes to our manufacturing processes may result in the need to obtain additional regulatory approvals. Difficulties in achieving commercial-scale production or the need for additional regulatory approvals could delay the development and regulatory approval of SM-88 and ultimately affect our success.
•	The process of manufacturing drugs, such as SM-88, is extremely susceptible to loss due to contamination, equipment failure or improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in drug characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, drug defects and other supply disruptions. If microbial, viral or other contaminations are discovered in SM-88 or in the manufacturing facilities in which SM-88 is made, such manufacturing facilities may need to be closed for an extended time to investigate and remedy the contamination.

•	A shortage of one or more SM-88 drug substance(s) or ingredients.
•	The manufacturing facilities in which SM-88 is made could have delays in manufacturing due to delays created by other sponsor company drug manufacturing runs, which could affect our manufacturing runs.
•	An unforeseen increase in ingredients procurement or other manufacturing costs.
•	The manufacturing facilities in which SM-88 is made could be adversely affected by equipment failures, labor shortages, labor strikes, natural disasters, power failures, lack of phone or internet services, riots, crime, act of foreign enemies, war, nationalization, government sanction, blockage, embargo, any extraordinary event or circumstance beyond control and numerous other factors.
•	We and our manufacturing partners must comply with applicable current Good Manufacturing Practice and local and state regulations and guidelines. Compliance with cGMP can be time consuming and expensive. Further, cGMP may not be flexible in situations where business pressures would normally call for immediate ingenuity. We or our manufacturing partners may encounter difficulties in achieving quality controls and quality assurance and may experience shortages in qualified personnel. We and our manufacturing partners will be subject to inspections by the FDA and comparable agencies in other jurisdictions to confirm compliance with applicable regulatory requirements. Any failure to follow cGMPs or other regulatory requirements or delay, interruption or other issues that arise in the manufacture, fill-finish, packaging or storage of SM-88 that result from a failure at the facilities or the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair our ability to develop and commercialize SM-88. This could lead to significant delays in the availability of our drug for clinical trials or the termination or clinical hold on a trial or the delay or prevention of a filing or approval of marketing applications for SM-88. Significant noncompliance could also result in the imposition of sanctions, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for SM-88, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage our reputation. If we and/or our manufacturing partners are not able to maintain regulatory compliance, we may not be permitted to market SM-88 and/or may be subject to drug recalls, seizures, injunctions or criminal prosecution.
•	Any adverse developments affecting manufacturing operations for SM-88, if approved for marketing by the FDA, may result in shipment delays, inventory shortages, lot inspection failures, drug withdrawals or recalls or other interruptions in the supply of SM-88. We may also have to take inventory write-offs and incur other charges and expenses for products that fail to meet regulator-approved manufacturing specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives; and
•	Drug products that have been produced and stored for later use may degrade, become contaminated or suffer other quality defects, which could cause the affected products to no longer be suitable for its intended use in clinical trials or other development activities. If the defective drug cannot be replaced in a timely fashion, we may incur significant delays in our development programs that could adversely affect the value of SM-88.

One component of SM-88 is a derivation of an existing FDA-approved drug that has been modified to contribute to the functionality of SM-88. This drug substance is being manufactured by a FDA-approved, third party and to date that manufacturer is our sole supplier of this drug substance. Even though the drug substance is currently being manufactured, its modification and the modified drug’s manufacturing and use in our combination drug product must still undergo regulatory review and approval. To our knowledge, the current manufacturer of this drug substance is the only FDA-approved supplier of the existing drug in the U.S. We believe this cGMP manufacturer has sufficient capacity to meet our projected needs into the near future. In the event of a catastrophic event or this manufacturer is unable to meet our needs, we will, due to the nature of the drug substance and the modifications required for this drug substance, need to find an alternative source of supply, which will likely result in time delays in the clinical development process. We believe that replacement for this supplier, in the event it becomes necessary, is not impossible, but would cost us in development time. Currently, we do not have an arrangement in place for a secondary supplier for this drug substance.

We currently have no marketing, sales or distribution infrastructure. If we are unable to develop sales, marketing and distribution capabilities on our own or through collaborations or if we fail to achieve adequate pricing and/or reimbursement, we will not be successful in commercializing SM-88 and any other drug product we may develop.

We currently have no marketing, sales and distribution capabilities because our lead drug candidate, SM-88, is still in clinical development and initial trials and our other drug candidates are only in the initial stages of development. If SM-88 is approved, we intend either to have established a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our drug or to have outsourced this function or portions, to one or more an experienced third parties. Either of these options is expensive and time-consuming. Some of these costs may be incurred well in advance of any regulatory approvals for SM-88. In addition, we may not be able to hire a sales force that is sufficient in size or has adequate expertise in the medical markets that we intend to target. Any failure or delay in the development of our internal sales, marketing and distribution capabilities or to outsource these functions, in whole or part, would adversely affect the commercialization of our products.

To the extent that we enter into collaborative agreements for marketing, sales and/or distribution, our revenue may be lower than if we directly marketed and sold SM-88. In addition, any revenue we receive will depend in whole or in part upon the efforts and success of these third-party collaborators, which are likely not to be entirely within our control. If we are unable to enter into these arrangements on acceptable terms or at all, we may not be able to successfully commercialize SM-88. If we are not successful in commercializing SM-88, either on our own or through collaborations with one or more third parties, our future revenues will suffer, we may incur significant and additional losses and we may be forced to curtail operations.

SM-88 and any other drug product we may develop will face significant competition and, if competitors develop and market products that are more effective, safer or less expensive than our drug, our commercial opportunity will be negatively impacted.

The anticancer treatment industry is highly competitive and subject to rapid and significant technological changes. We are currently developing SM-88 to compete with other drugs that currently exist or are being developed. Drugs we may develop in the future are also likely to face competition from other drugs, some of which we may not be currently be aware of. In marketing our products, we will have domestic and international competitors, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, universities and other research institutions. Many of our competitors have significantly greater financial, manufacturing, marketing, drug development, technical and human resources than we do. Large pharmaceutical companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, patient recruitment and manufacturing pharmaceutical products. These companies also have significantly greater research and marketing capabilities than we do and may also have products that have been approved or are in more advanced stages of development or collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical companies also may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make SM-88 and any other drug product we may develop obsolete. Some or all of these factors may contribute to our competitors succeeding in obtaining patent protection and/or marketing approval or developing and commercializing products in our field before we do.

There are a large number of companies working to develop and/or market various types of anticancer treatments. These treatments consist both of small molecule drugs, as well as biological drugs that work by using next-generation technology platforms to address specific cancer targets. These treatments are often combined with one another in an attempt to maximize a response rate. In addition, several companies are developing drugs that work by targeting additional specificities using a single recombinant molecule, as we are.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe effects, are more convenient or are less expensive than SM-88. Our competitors also may obtain FDA, EU or other non-U.S. regulatory approval for their products more rapidly than we may, which could result in our competitors establishing a strong market position before we are able to enter the market. Even if SM-88 achieves marketing approval, it may be priced at a significant premium over competitive products, if any have been approved by then, resulting in our product’s reduced competitiveness.

In addition, our future ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of similar or biosimilar products.

In addition, in March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act or collectively, the Health Care Reform Law, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of health care spending, enhance remedies against fraud and abuse, add new transparency requirements for health care and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. The Health Care Reform Law also created a new regulatory scheme authorizing the FDA to approve biosimilars. Under the Health Care Reform Law, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product,” without the need to submit a full package of nonclinical and clinical data. Under this new statutory scheme, an application for a biosimilar product may not be submitted to the FDA until four years following approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full NDA for such product containing the sponsor’s own nonclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product. Furthermore, recent legislation has proposed that the 12-year exclusivity period for each a reference product may be reduced to seven years.

Smaller and other early-stage companies also may prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, recruiting clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to or necessary for, SM-88. In addition, the biopharmaceutical industry is characterized by rapid technological changes. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical.

Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization of SM-88 or any other drug candidate we may develop and may affect the price we set. Our successful commercialization will depend in part on the extent to which governmental authorities and health insurers establish adequate coverage, reimbursement and pricing policies.

In the U.S., the EU, its Member States and some other foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system. These changes could prevent or delay marketing approval of SM-88 or any other drug product we may develop, restrict or regulate post-approval activities and affect our ability to sell and recognize revenue from SM-88 or any other drug product we may develop. Among policy makers and payors in the U.S. and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing health care costs, improving quality and/or expanding access to health care.

In the U.S., the Medicare Prescription Drug, Improvement and Modernization Act of 2003 or the Medicare Modernization Act, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sale prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. Cost-reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In addition, the Health Care Reform Law, among other things, increased rebates a manufacturer must pay to the Medicaid program, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, established a new Medicare Part D coverage gap discount program in which manufacturers must provide 50% point-of-sale discounts on products covered under Part D and implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain health care services through bundled payment models. Further, the new law imposed a significant annual fee on companies that manufacture or import branded prescription drug products. Substantial new provisions affecting compliance were enacted, which may affect our business practices with health care practitioners. The goal of the Health Care Reform Law is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the Health Care Reform Law may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of and the price we may charge for, any products we develop that receive regulatory approval. We also cannot predict the impact of the Health Care Reform Law on our business or financial condition, as many of the Health Care Reform Law reforms require the promulgation of detailed regulations implementing the statutory provisions, which has not yet occurred.

Moreover, other legislative changes have also been proposed and adopted in the U.S. since the Health Care Reform Law was enacted. On September 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 or the ATRA, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other health care funding, which could have a material adverse effect on our customers and accordingly, our future results from operations.

The delivery of health care in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context. In general, however, the health care budgetary constraints in most EU Member States have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of SM-88 and any other drug product we may develop, restrict or regulate post-approval activities and affect our ability to commercialize any products for which we obtain marketing approval.

If any drug liability lawsuits are successfully brought against us or any of our collaborators, we may incur substantial liabilities and may be required to limit commercialization of SM-88 and any other drug product we may develop.

We face an inherent risk of drug liability lawsuits related to the testing of SM-88 and any other drug candidate we may develop in seriously ill patients and will face an even greater risk of liability lawsuits if SM-88 or any of other drug product of ours is approved by regulatory authorities and introduced commercially. Drug liability claims may be brought against us or our collaborators, if any, by subjects enrolled in our clinical trials, patients, health care providers or others using, administering or selling SM-88 or such other drug product. If we cannot successfully defend ourselves against any such claims, we may incur substantial liabilities. Regardless of their merit or eventual outcome, liability claims may result in, but are not limited to:

•	decreased demand for SM-88 or any other drug candidate we may develop;
•	injury to our reputation;
•	withdrawal of subjects in our clinical trials;
•	withdrawal of clinical trial sites or entire trial programs;
•	increased regulatory scrutiny;
•	significant litigation costs;
•	substantial monetary awards to or costly settlements with patients or other claimants;
•	drug recalls or a change in the indications for which they may be used;
•	loss of revenue;
•	diversion of management and scientific resources from our business operations; and
•	the inability to commercialize SM-88 or such other drug product.

If SM-88 is approved for commercial sale, we will be highly dependent upon consumer perception and the safety and quality of SM-88. We could be adversely affected if we are subject to negative publicity or if SM-88 proves to be or is asserted to be, harmful to patients. Because of our dependence upon consumer perceptions, any adverse publicity associated with illness or other adverse effects resulting from patients’ use or misuse of SM-88 could have a material adverse impact on our financial condition or results of operations. This would also be true with respect to any other drug product we may develop, receive regulatory approval of and, thereafter, seek to market.

When necessary, we intend to obtain clinical trial insurance for the SM-88 phase II clinical trial. We also intend to obtain drug liability insurance coverage at appropriate levels for our operations, which will vary as the level of our operations vary during our growth from a R&D company to a company manufacturing and marketing drugs to the public. Our planned insurance coverage may not be adequate to cover all liabilities that we may incur. We also may need to increase our insurance coverage when we begin the commercialization of SM-88. Insurance coverage is becoming increasingly expensive. As a result, we may be unable to obtain or maintain sufficient liability insurance at a reasonable cost to protect us against losses that could have a material adverse effect on our business. A successful drug liability claim or series of claims brought against us, particularly if judgments exceed any insurance coverage we may have, could decrease our cash resources and adversely affect our business, financial condition and results of operations and could possibly cause us to cease our operations in their entirety.

Our management lacks experience in obtaining FDA approval of products, which could result in delays or the failure to obtain required regulatory approval of our products. Although they have experience in creating and marketing various products, our chief executive and chief operation officers have never previously organized, managed or completed FDA-required submissions and clinical trials concerning new drug products. While we intend to retain employees, advisors and consultants with experience in the FDA approval process and have retained and utilized a number of such advisors and consultants currently and in the past, the lack of experience by our chief executive and operating officers could result in delays in obtaining necessary regulatory approvals, both in conducting clinical trials and final marketing approvals, additional costs and the possibility that approvals will not be obtained due to the failure to comply with the regulatory approval process, such delays, costs and/or failure would likely adversely affect our business, financial condition and results of operations and could possibly cause us to cease our operations in their entirety.

Risks Related to our Financial Condition and Need for Additional Capital

We have incurred significant losses since inception and anticipate that we will continue to incur losses for the foreseeable future. We have no products approved for commercial sale and to date we have not generated any revenue or profit from drug sales. We may never achieve or sustain profitability.

We are a clinical-stage pharmaceutical company with a limited operating history. We have incurred significant losses since our inception. As of September 30, 2015, our accumulated deficit (unaudited) was $13,840,612. Our losses have resulted principally from expenses incurred in the discovery and development of SM-88 and from general and administrative expenses incurred while building our business infrastructure. We expect to continue to incur losses for the near future. Furthermore, we expect these losses to increase as we continue our research and development of and seek regulatory approval for our drug candidate SM-88, prepare for and begin to commercialize SM-88 or any other regulatory-approved products and add infrastructure and personnel to support our drug development efforts and operations as a public company. The net losses and negative cash flows incurred to date, together with expected future losses, have had and likely will continue to have, an adverse effect on our stockholders’ equity and working capital. The amount of future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue.

Because of the numerous risks and uncertainties associated with drug development, we are unable to accurately predict the timing or amount of increased expenses or when or if, we will be able to achieve profitability. For example, our expenses could increase if FDA or EMA require us to conduct supplemental clinical trials not included in our current development plan or if there are any delays in completing our planned clinical trials or in the development of SM-88 or any other drug product we may pursue.

To become and remain profitable, we must succeed in the development and commercialization of drug products with significant market potential. This will require us to be successful in a range of challenging activities for which we are only in the preliminary stages, including, with respect to the near term, developing SM-88, obtaining regulatory approval and manufacturing, marketing and selling SM-88. We may never succeed with these activities or generate revenue from drug sales that is significant enough to achieve profitability. Our ability to generate future revenue from drug sales depends heavily on our success in many areas, which include but are not limited to:

•	completing research and clinical development of SM-88, including successful completion of required clinical trials;
•	obtaining marketing approval for SM-88;
•	developing a sustainable and scalable manufacturing process for SM-88 and maintaining supply and manufacturing relationships with third parties that can conduct the process and provide adequate (in amount and quality) drugs to support clinical development and the market demand for SM-88, if approved;
•	launching and commercializing SM-88, either directly or with a collaborator or distributor;
•	establishing sales, marketing and distribution capabilities in the U.S. and in other markets, such as the EU;
•	obtaining market acceptance of SM-88 as a viable treatment option;
•	addressing any competing technological and market developments;
•	identifying, assessing, acquiring and/or developing new drug candidates;
•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;
•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and
•	attracting, hiring and retaining qualified personnel.

These factors applicable to SM-88 would be applicable to any other drug candidate we may develop.

Even if SM-88 or another drug candidate that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercialization. Because of the numerous risks and uncertainties with drug development, we are unable to accurately predict the timing or amount of increased expenses or when or if, we will be able to achieve profitability. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become or remain profitable would depress our market value and could impair our ability to raise capital, expand our business, develop other drug candidates or continue our operations. A decline in the value of our Company could also cause investors in our common stock (or other securities we may issue in the future) to lose all or part of their investment.

We will require substantial additional funding, which may not be available to us on acceptable terms or at all and, if not available, may require us to delay, scale back or cease our drug development programs or operations.

In addition to SM-88, we seek to advance multiple drug candidates through the research and clinical development process. The completion of the development and the potential commercialization of SM-88 or any other drug product, should it receive approval, will require substantial funds. We believe that our available cash and cash equivalents will be sufficient to fund our anticipated level of operations for at least the next six months, but there can be no assurance that this will be the case. Our future financing requirements will depend on many factors, some of which are beyond our control, which include but are not limited to:

•	the number and characteristics of other drug candidates that we pursue;
•	the scope, progress, timing, cost and results of nonclinical and clinical development and research;
•	the costs, timing and outcome of our seeking and obtaining FDA, EMA and other non-U.S. regulatory approvals;
•	the costs associated with manufacturing SM-88, as well as other potential drug candidates, and establishing sales, marketing and distribution capabilities;
•	our ability to maintain, expand and defend the scope of our IP portfolio, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense and enforcement of any patents or other IP rights;
•	the extent to which we acquire or in-license other products or technologies;
•	our need and ability to hire additional administrative, managerial, scientific, operational and medical personnel;
•	the effect of competing products that may limit market penetration of SM-88 and any other drug candidates we may develop;
•	the amount and timing of revenues, if any, we receive from commercial sales of SM-88 or any other drug candidates for which we receive marketing approval in the future;
•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and
•	the economic and other terms, timing of and success of our existing collaborations and any collaboration, licensing or other arrangements into which we may enter in the future, including the timing of achievement of milestones and receipt of any milestone or royalty payments under such agreements.

Until we can generate sufficient drug and royalty revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. Additional financing may not be available to us when we need it or financings may not be available on favorable terms. If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable rights to our drug candidates, technologies, future revenue streams or research programs and/or grant licenses on terms that may not be favorable to us. If we raise additional capital through public or private equity offerings, the ownership interests of our then existing stockholders will be diluted and the terms of these securities may include liquidation or other preferences that adversely affect stockholders’ rights, including without limitation the issuance of additional shares of our common stock to the purchasers in the PPO and the Bridge Note purchaser if we raise funds within the next two years at a per share price less than $.050 per share. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to obtain adequate financing when needed and on favorable terms, we may have to delay, reduce the scope of or suspend one or more of our clinical trials or research and development programs or our commercialization efforts.

We may expend our limited resources to pursue SM-88 for the treatment of metastatic breast cancer and fail to capitalize on drug candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we currently are focusing our research programs on SM-88 for the treatment of metastatic breast cancer. As a result, we may forego or delay pursuit of opportunities with other drug candidates or other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and drug candidates for specific indications may not yield any commercially viable products.

If we do not accurately evaluate the commercial potential or target market for SM-88 or any other drug candidate, we may relinquish valuable rights through collaboration, licensing or other royalty arrangements in cases where it would have been advantageous for us to retain sole development and commercialization rights.

If we do not achieve our projected development goals in the periods we announce and expect, the commercialization of our products may be delayed and, as a result, our stock price may decline.

Over the course of our development efforts, we will estimate the successful completion of various scientific, clinical, regulatory and other drug development goals, which we refer to as milestones. These milestones may include the commencement or completion of clinical trials and the submission of planned regulatory filings. Occasionally, we may publicly announce the expected timing of some of these milestones. All of these milestones will be based on a variety of assumptions. The actual timing of achieving these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, the commercialization of our products may be delayed and, as a result, our stock price may decline.

Risks Related to our Reliance on Third Parties

We rely on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of these trials.

We will not independently conduct clinical trials for SM-88 and may not do so for any other drug product we may develop. We will rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators to perform these functions. Our reliance on these third parties for clinical development activities reduces our control over these activities but does not relieve us of our responsibilities. For example, the FDA requires us to comply with standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible, accurate and that the rights, integrity and confidentiality of subjects in clinical trials are protected, even though we are not in control of these processes. These third parties also may have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, regulatory approvals for SM-88 or other products we may develop and will not be able to, or may be delayed in our efforts to, successfully commercialize SM-88 and any other drug product we may develop.

We also will rely on other third parties to store and distribute supplies for our clinical trials. Any performance failure on the part of our existing or future distributors could delay clinical development or regulatory approval of SM-88, producing additional losses and depriving us of potential revenue.

We intend to rely on third-party contract manufacturing organizations to manufacture and supply SM-88 for us. If one of our suppliers or manufacturers fails to perform adequately or fulfill our needs, we may be required to incur significant costs and devote significant efforts to find new suppliers or manufacturers. We may also face delays in the development and commercialization of SM-88 and any other drug product we may develop.

We currently have limited experience in and we do not own facilities for, clinical-scale manufacturing of SM-88 and we will rely upon third-party contract manufacturing organizations to manufacture and supply drug for our clinical trials. The manufacture of pharmaceutical products in compliance with the FDA’s cGMP requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of pharmaceutical products often encounter difficulties in production, including difficulties with production costs and yields, quality control, including drug stability, quality assurance testing, shortages of qualified personnel, as well as compliance with strictly enforced cGMP requirements and other federal and state regulatory requirements and foreign regulations. If our manufacturers were to encounter any of these difficulties or otherwise fail to comply with their obligations to us or under applicable regulations, it would jeopardize our ability to supply investigational drug for our clinical trials. Any delay or interruption in the supply of clinical trial materials could delay the completion of our clinical trials, increase the costs associated with maintaining our clinical development programs and, depending upon the period of delay, require us to commence new trials at significant additional expense or terminate the ongoing trials.

All manufacturers used to formulate the components of SM-88 must comply with cGMP requirements, which are enforced by the FDA through its facilities inspection program. These requirements include, among other things, quality control, quality assurance and the documentation and maintenance of records. Manufacturers of our drug candidates may be unable to comply with cGMP requirements and/or with other FDA, state and foreign regulatory requirements. The FDA or similar foreign regulatory agencies may also implement new standards at any time or change their interpretation and enforcement of existing standards for the manufacture, packaging or testing of drug products. We have little control over our manufacturers’ compliance with these regulations and standards and a failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in drug approval, drug seizure or recall or withdrawal of a drug approval. If the safety of any drug supplied is compromised due to a manufacturers’ failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize SM-88 and as a result, may be held liable for any injuries sustained. Any of these factors could cause a delay of clinical trial completion, regulatory submission, approval or commercialization of SM-88, increase our costs or impair our reputation.

We currently rely on single-source suppliers for each of the drug components in SM-88. Supplies are obtained under individual purchase orders and we do not have any long-term supply agreements in place at this time. Although we believe alternative sources of supplies exist, the number of third-party suppliers with the necessary manufacturing and regulatory expertise and facilities is limited, could be more expensive and it could take a significant amount of time to source, any of which would adversely affect our business. New suppliers of SM-88 would be required to qualify under applicable regulatory requirements and would need to have sufficient rights under applicable IP laws to the method of manufacturing the drug candidate. Obtaining the necessary FDA approvals or other qualifications under applicable regulatory requirements and ensuring non-infringement of third-party IP rights could result in a significant interruption of supplies and could require the new manufacturer(s) to bear significant additional costs which may be passed on to us.

Our reliance on third parties may require us to share our trade secrets, which increase the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to assist in the research, development and manufacture of SM-88 and may do so with any other drug candidate we may develop, we must, at times, share trade secrets with such third parties. We will seek to protect our proprietary technology in part by initially entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with our advisors, employees and third-party contractors prior to disclosing any proprietary information. These agreements typically limit the rights of third parties to use or disclose our confidential information, which include our trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets will become known by our competitors, are inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s independent discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and could have a material adverse effect on our business.

In addition, these agreements would typically restrict the ability of our advisors, employees, third-party contractors and consultants to publish data that could potentially relate to our trade secrets, even though our agreements may contain certain limited publication rights. For example, any academic institution that we may collaborate with in the future can be, based on customary practice, expected to be granted rights to publish data arising out of such collaboration, provided that we are notified in advance and given the opportunity to delay publication for a limited time period in order for us to secure patent protection of IP rights arising from the collaboration, in addition to the opportunity to remove confidential or trade secret information from any such publication. In the future, we may also conduct joint research and develop programs that may require us to share trade secrets under the terms of such research. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of our agreements with third parties, independent development, publication of information by any of our third-party collaborators or otherwise. A competitor’s discovery of our trade secrets would impair our competitive position and have an adverse impact on our business.

We may enter into license agreements with third parties with respect to SM-88 any other drug products we may develop that may place the development of SM-88 and any other drug products partially or entirely outside of our control, may require us to relinquish important rights or may otherwise be on terms unfavorable to us and, if our collaborations are not successful, SM-88 and any other drug products we may choose to develop may not reach their full market potential.

For financial and efficiency reasons, we may enter into licensing or collaboration agreements with third parties. Collaborations, if any are entered into, involving SM-88 and any other drug products we may develop, will be and are subject to numerous risks, which may include, but are not limited to:

•	collaborators may have significant discretion in determining the efforts and resources that they will apply to collaborations;
•	collaborators may not perform their obligations as expected;
•	collaborators may not pursue development and commercialization of SM-88 or any other drug candidate we may choose to develop or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;
•	collaborators may delay clinical trials, provide insufficient funding for a clinical program, stop a clinical trial, abandon SM-88 or other drug candidate, repeat or conduct new clinical trials or require a new formulation of SM-88 or other drug candidate;
•	collaborators could independently develop or develop with third parties, products that compete directly or indirectly with SM-88;
•	a collaborator with marketing, manufacturing and distribution rights to one or more products may not commit sufficient resources to or otherwise not perform satisfactorily in carrying out these activities;
•	we could grant exclusive rights to our collaborators that would prevent us from collaborating with others;

•	collaborators may not properly maintain or defend our IP rights or may use our IP or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our IP or proprietary information or expose us to potential liability;
•	collaborators may not aggressively or adequately pursue litigation against Abbreviated New Drug Application (“ANDA”) filers or may settle such litigation on unfavorable terms;
•	disputes may arise between us and a collaborator that causes the delay or termination of the research, development or commercialization of SM-88 or any other drug product we may develop or results in costly litigation or arbitration that diverts management attention and resources;
•	collaborations may be terminated, sometimes at-will, without penalty;
•	collaborators may own or co-own IP covering our products that results from our collaborating with them and, in such cases, we would not have the exclusive right to commercialize such IP; and
•	a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

Risks Related to the Operation of our Company

Our future operational success depends on our ability to retain our key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on our chief executive officer, chief operating officer, chief financial officer and the other members of our executive and scientific teams. Our executives may terminate their employment with us at any time. The loss of the services of any of these people could impede the achievement of our research, development and commercialization objectives.

Recruiting and retaining qualified scientific, clinical, administrative, operations, manufacturing and sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development, preparing filings and communicating with the FDA and other regulatory authorities, preparing for and the conducting of clinical trials and formulating commercialization strategies. Our consultants and advisors may be employed or contracted by other businesses in addition to ours and may have commitments with other entities that may limit their availability to us.

To date, our drug discovery process and development program has been led by Steve Hoffman, our chief executive and science officer who was Tyme’s chief executive office prior to the Merger. He has been instrumental in providing scientific, technical and business expertise. We do not currently maintain “key person” insurance on Mr. Hoffman or any of our other executives or employees. While we may, in the future, seek to obtain keyman insurance on Mr. Hoffman and/or such other executives and employees, we may not be able to obtain the insurance at favorable rates or at all. Any insurance proceeds we may receive under such “key person” insurance may not adequately compensate us for the loss of Mr. Hoffman’s or other insured’s services. Development of SM-88 could ultimately continue without Mr. Hoffman’s or others’ contributions, but future development of SM-88 and all other drug products in our pipeline would be adversely affected without his continued involvement.

We expect to expand our development, regulatory and marketing capabilities and, as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We currently have eight employees. Over the next several years, we expect to experience significant growth in the number of our employees and the scope of our operations, particularly in sales and marketing. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, continue to expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. Our current management has limited experience in managing a company that had the research and development and operational growth we anticipate for our Company. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

Business disruptions (domestic and/or international) could seriously harm our future revenue and financial condition and increase our costs and expenses.

Our operations could be subject to equipment failures, labor shortages, labor strikes, earthquakes, power shortages, telecommunications failures, floods, hurricanes, typhoons, fires, extreme weather conditions, terrorist activities, medical epidemics, riots, crime, act of foreign enemies, war, nationalization, government sanction, blockage, embargo and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and could increase our costs and expenses.

Our corporate headquarters is located in New York. Our current and future, third-party collaborators, future partners, supplies, CROs and investigational sites are or will be, located throughout the U.S. or internationally and may be located near major high-risk terrorist targets, earthquake faults, flood and fire zones. The ultimate impact on us, our significant partners and suppliers as well as our and their general infrastructures being located near major high-risk terrorist targets, earthquake faults, flood and fire zones and being consolidated in certain geographical areas is unknown, but our operations and financial condition could suffer in the event of a major terrorist attack, earthquake, fire, flood or other natural or manmade disaster.

Our business is also subject to risks associated with conducting international business. If we obtain approval to commercialize any approved products outside of the U.S., a variety of risks associated with international operations could materially adversely affect our business. Some of our third-party collaborators, future partners, suppliers, CROs and investigational sites could be located outside the U.S. Accordingly, our future success could be harmed by a variety of factors, which include but are not limited to:

•	economic weakness, including inflation or political instability in particular non-U.S. economies and markets;
•	differing regulatory requirements for drug approvals in non-U.S. countries;
•	potentially reduced protection for IP rights;
•	difficulties in compliance with non-U.S. laws and regulations;
•	changes in non-U.S. regulations and customs, tariffs and trade barriers;
•	changes in non-U.S. currency exchange rates and currency controls;
•	changes in a specific country’s or region’s political or economic environment;
•	trade protection measures, import/export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;
•	negative consequences from changes in tax laws;
•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
•	workforce uncertainty in countries where labor unrest is more common than in the U.S.;

•	difficulties associated with staffing and managing international operations, including differing labor relations;
•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
•	business interruptions resulting from geo-political actions, including war and terrorism or natural disasters including earthquakes, typhoons, floods and fires.

Our internal computer systems or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our drug development program.

Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we believe we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our drug development program. For example, the loss of clinical data from completed or ongoing clinical trials for SM-88 could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of SM-88 could be delayed.

Substantial amounts of information concerning our products, employees, consultants, vendors, service providers and ongoing business are stored digitally and are subject to threats of theft, tampering, or other intrusion.

We collect and maintain information in digital form that is necessary to conduct our business. This digital information includes, but is not limited to, confidential and proprietary information as well as personal information regarding our employees, consultants, CROs, CMOs, patients participating in our clinical trials and others. Data maintained in digital form is subject to the risk of intrusion, tampering, and theft. We have established physical, electronic, and organizational measures to safeguard and secure our systems to prevent a data compromise, and rely on commercially available systems, software, tools and monitoring to provide security for the processing, transmission and storage of digital information. We are monitoring the abilities of such measures and will seek additional enhancements of the measures as necessary. However, the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly more sophisticated. Despite our efforts, the possibility of a future data compromise cannot be eliminated entirely, and risks associated with intrusion, tampering and theft remain. In addition, we provide confidential, proprietary and personal information to third parties when it is necessary to pursue our business objectives. While we obtain assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised. If our data systems are compromised, our business operations may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished, and we may lose revenue as a result of unlicensed use of our intellectual property. If personal information of our employees, consultants, CROs, CMOs, patients participating in our clinical trials and such others is misappropriated, our reputation with our employees, consultants, CROs, CMOs, patients participating in our clinical trials and others may be injured resulting in loss of business and/or morale, and we may incur costs to remediate possible injury to such parties or be required to pay fines or take other action with respect to judicial or regulatory actions arising out of such incidents.

Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems, and those of our CROs and other third parties on which we rely, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our drug development programs. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our product candidates could be delayed.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Cybersecurity attacks are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, misappropriation of our confidential or otherwise protected information and corruption of data. Cybersecurity incidents resulting in the failure of our systems to operate effectively or to integrate with other systems, including those of third-parties with whom we rely on for research, clinical trial services or other business and administrative services, or a breach in security or other unauthorized access of these systems, may affect our ability to manage and maintain our operations. A breach in security, unauthorized access resulting in misappropriation, theft, or sabotage with respect to our proprietary and confidential information, including research or clinical data, could require significant investments of capital and time to remediate and could adversely affect our business, financial condition and results of operations.

Risks Related to Intellectual Property

Our ability to successfully commercialize our technology and drug candidate may be materially adversely affected if we are unable to obtain and maintain effective IP.

Our success is largely dependent on our ability to obtain and maintain patent and other IP protection in the U.S. and in other countries with respect to our proprietary technology and drug candidates. In some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications or to maintain or enforce the patents, covering technology or products that we license to third parties or, conversely, that we may license from third parties. Therefore, if we are subject to patent infringement, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business. In addition, if third parties who license patents to us or from us fail to maintain such patents or lose rights to those patents, licensing rights may be reduced or eliminated.

We have sought to protect our proprietary position by filing patent applications in the U.S. and abroad related to our novel technologies and products that are important to our business. This process is expensive and time-consuming and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Our pending and future patent applications may be insufficient to protect our technology or products, completely or in part. In addition, existing and any future patents we obtain may not be extensive enough to prevent others from using our technologies or from developing competing drugs and technologies.

The patent position of specialty pharmaceutical and biotechnology companies generally is highly uncertain and involves complex legal and factual questions for which many legal principles remain unresolved. In recent years, patent rights have been the subject of significant litigation and, as a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may result in patents not being issued to us in the U.S. or in other countries. Changes in either the patent laws or interpretation of patent laws in the U.S. and other countries may diminish the value of our patents or narrow the scope of our patent protection. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the U.S. Publications of discoveries in scientific literature often lag behind the actual discoveries and patent applications in the U.S. and other countries are typically not published until 18 months after filing or in some cases not at all. Therefore, we cannot be certain that we were the first to make the inventions claimed in our patents or pending patent applications or that we were the first to file for patent protection of such inventions. In addition, the United States Patent and Trademark Office or USPTO, might require that the term of a patent issuing from a pending patent application be disclaimed and limited to the term of another patent that is commonly owned or names a common inventor. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights is highly uncertain.

Recent or future patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. In March of 2013, under the recently enacted Leahy-Smith America Invents Act or America Invents Act, the U.S. moved from a “first to invent” to a “first-to-file” system. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. The America Invents Act includes a number of other significant changes to U.S. patent law, including provisions that affect the way patent applications are prosecuted, redefine prior art and establish a new post-grant review system. The effects of these changes are currently unclear as the USPTO only recently developed new regulations and procedures in connection with the America Invents Act and many of the substantive changes to patent law, including the “first-to-file” provisions, only became effective in 2013. In addition, the courts have yet to address any of these provisions and the applicability of the Act and new regulations on specific patents have not been determined and would need to be reviewed. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition. We may become involved in opposition, interference, derivation, inter parties review or other proceedings that challenge our patent rights or the patent rights of others and the outcome of any proceedings are highly uncertain. An adverse determination in any such proceeding could reduce the scope of or invalidate, our patent rights, allowing third parties to commercialize our technology or drug products and compete directly with us, without payment to us or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or drugs in a non-infringing manner. The issuance of a patent is not conclusive as to its scope, validity or enforceability and our owned and licensed patents may be challenged in the courts or patent offices in the U.S. and abroad. Such challenges may result in the patent claims of our owned or licensed patents being narrowed, invalidated or held unenforceable. This could limit our ability to stop or prevent us from stopping others from using or commercializing similar or identical technology and drugs or limit the duration of the patent protection of our technology and drugs. Given the amount of time required for the development, testing and regulatory review of new drug candidates, patents protecting our drug might expire before or shortly after SM-88 or any other drug product we develop is commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our drug products or otherwise provide us with a competitive advantage.

We may not be able to protect our IP rights throughout the world.

Filing, prosecuting and defending patents for SM-88 or any other drug product we may develop throughout the world would be prohibitively expensive. Competitors may use our technologies in countries where we have not obtained patent protection to develop their own drugs and, further, may export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as in the U.S. These products may compete with our drug products in countries where we do not have any issued patents and our patent claims or other IP rights may not be effective or sufficient to prevent them from so competing. Many companies have encountered significant problems in protecting and defending IP rights in foreign countries. The legal systems of a number of countries, particularly a number of developing countries, do not favor the enforcement of patents and other IP protection, including those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products against third parties in violation of our proprietary rights. Further, the initiation of proceedings to enforce or protect our patent rights in foreign countries could result in substantial cost and divert our efforts and attention from other aspects of our business.

Obtaining and maintaining our patent protection depends upon compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies. Our patent protection could be reduced or eliminated for noncompliance with these requirements.

The USPTO and various non-U.S. patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during and following the patent prosecution process. Our failure to comply with such requirements could result in abandonment or lapse of a patent or patent application, which would result in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would have been the case if our patents were in force.

We may become involved in lawsuits or other proceedings to protect or enforce our patents or other IP, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe or otherwise violate our patents, trademarks, copyrights or other IP. To counter infringement or unauthorized use, we or our licensees may be required to file infringement claims, which can be expensive and time-consuming. For example, if we need to file patent infringement lawsuits in the future against manufacturers of generic pharmaceuticals that have filed ANDAs with the FDA seeking approval to manufacture and sell generic versions of SM-88 or any other drug product we may develop, we anticipate that the prosecution of such lawsuits will require a significant amount of time and attention from our chief executive officer, chief financial officer and other senior executives. In addition, in a patent infringement proceeding, a court may decide that our patent is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in the litigation or proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Such a result could limit our ability to prevent others from using or commercializing similar or identical technology and drugs, limit our ability to prevent others from launching generic versions of our drug products and could limit the duration of patent protection for our products, all of which could have a material adverse effect on our business. A successful challenge to our patents could reduce or eliminate our right to receive royalties. Furthermore, because of the substantial amount of discovery required in connection with IP litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import/export SM-88, or any other approved drug, or impair our competitive position.

Patents could be issued to third parties that we may ultimately be found to infringe. Third parties may have or obtain valid and enforceable patents or proprietary rights that could block us from developing drug candidates using our technology. Our failure to obtain a license to any technology that we require may materially harm our business, financial condition and results of operations. Moreover, our failure to maintain a license to any technology that we require for our drug products may also materially harm our business, financial condition and results of operations. Furthermore, we would be exposed to a threat of litigation.

In the pharmaceutical industry, significant litigation and other proceedings regarding patents, patent applications, trademarks and other IP rights have become commonplace. The types of situations in which we may become a party to such litigation or proceedings include:

•	we or our collaborators, may initiate litigation or other proceedings against third parties seeking to invalidate the patents held by those third parties or to obtain a judgment that our drugs or processes do not infringe those third parties’ patents;
•	if our competitors file patent applications that claim technology also claimed by us or our licensors or collaborators, we or our licensors or collaborators may be required to participate in interference or opposition proceedings to determine the priority of invention, which could jeopardize our patent rights and potentially provide a third-party with a dominant patent position;
•	if third parties initiate litigation claiming that our processes or products infringe their patent or other IP rights, we and our licensors or collaborators will need to defend against such proceedings; and
•	if a license to necessary drug technology is terminated, the licensor may initiate litigation claiming that our processes or products infringe or misappropriate their patent or other IP rights and/or that we breached our obligations under the license agreement and we and our collaborators would need to defend against such proceedings.

These lawsuits would likely be costly and could affect our results of operations and divert the attention of our management and scientific personnel. There is a risk that a court would decide that we or our collaborators are infringing the third party’s patents and would order us or our collaborators to stop the activities covered by the patents. In that event, we or our collaborators may not have a viable alternative to the technology protected by the patent and may need to halt work on the affected drug candidate or cease commercialization of an approved product. In addition, there is a risk that a court will order us or our collaborators to pay the other party damages. An adverse outcome in any litigation or other proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all. Any of these outcomes could have a material adverse effect on our business.

The pharmaceutical and biotechnology industries have produced a significant number of patents and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts and the interpretation is not always uniform or predictable. If we are sued for patent infringement, we would need to demonstrate that our products or methods do not infringe the patent claims of the relevant patent or that the patent claims are invalid. We may not be able to do this because proving invalidity is difficult. For example, in the U.S., proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and divert management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may incur substantial monetary damages, encounter significant delays in bringing SM-88 or any other drug candidate to market and be precluded from manufacturing or selling one or more of our drug products.

As noted previously, the cost of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

We may not be successful in obtaining or maintaining necessary rights to IP through acquisitions and in-licenses.

Because our drugs may require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license, maintain or use these proprietary rights. In addition, our drug products may require specific formulations to work effectively and efficiently and the rights to these formulations may be held by others. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party IP rights from third parties that we identify as necessary for one or more of our drug candidates. The licensing and acquisition of third-party IP rights is a competitive area and a number of more established companies are also pursuing strategies to license or acquire third-party IP rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities.

For example, we may sometimes need to collaborate with U.S. and non-U.S. academic institutions to accelerate our nonclinical research or development under written agreements with these institutions. Typically, these institutions could provide us with an option to negotiate a license to any of the institution’s rights in technology resulting from our collaboration. Regardless of such option, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us. If we are unable to do so, the institution may offer the IP rights to other parties, potentially blocking our ability to pursue the applicable drug candidate or program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party IP rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain a license to third-party IP rights necessary for the development of our drug products, we may have to abandon its development and therefore, our business and financial condition could suffer.

We may be unable to protect the confidentiality of our trade secrets, thus harming our business and competitive position.

In addition to our patented technology and drug, we rely upon trade secrets, including unpatented know-how, technology and other proprietary information to develop and maintain our competitive position, which we seek to protect, in part, by confidentiality agreements with our current and future employees, as well as our collaborators and consultants. We also have agreements with our employees and selected consultants that obligate them to assign their inventions to us. However, while it is our policy to require our employees and contractors who may be involved in the conception or development of IP to execute such agreements, we may be unsuccessful in executing such an agreement with each party who in fact conceives or develops IP that we regard as our own. In addition, it is possible that technology relevant to our business will be independently developed by a person that is not a party to such an agreement. While to our knowledge the confidentiality of our trade secrets has not been compromised, if the employees, consultants or collaborators that are parties to these agreements breach or violate the terms of these agreements, we may not have adequate remedies for any such breach or violation and we could lose our trade secrets through such breaches or violations. Further, our trade secrets could be disclosed, misappropriated or otherwise become known or be independently discovered by our competitors. In addition, IP laws in foreign countries may not protect our IP to the same extent as the laws of the U.S. If our trade secrets are disclosed or misappropriated, it would harm our ability to protect our rights and adversely affect our business.

We may be subject to claims that our employees and outside contractors have wrongfully used or disclosed IP from their former employers and clients. IP litigation or proceedings could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Although we will try to ensure that our employees and outside contractors do not use the proprietary information or the know-how of others in their work for us and we have no knowledge of any instances of wrongful use or disclosure by our employees and outside contractors to date, we may be subject to claims that we or these employees and outside contractors have used or disclosed IP, including trade secrets or other proprietary information from their former employers or clients. Litigation may be necessary to defend our Company against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable IP rights, personnel or consulting services. Even if we are successful in defending against such claims, litigation or other legal proceedings relating to IP claims may cause us to incur significant expenses and could distract our scientific and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. Should this occur and securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. This type of litigation or proceeding could substantially increase our operating losses and reduce resources available to us for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other IP-related proceedings could adversely affect our ability to compete in the marketplace.

If we do not obtain protection under the Hatch-Waxman Amendments and similar non-U.S. legislation for extending the term of patents covering SM-88 and any other drug product we may develop, our business may be materially harmed.

Depending upon the timing, duration and conditions of FDA marketing approval of SM-88 and any other drug product we may develop in the future, one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments and similar legislation in the EU. The Hatch-Waxman Amendments permit a patent term extension of up to five years for a patent covering an approved drug as compensation for effective patent term lost during drug development and the FDA regulatory review process. However, we may not receive an extension if we fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we can enforce our patent rights for that drug will be shortened and our competitors may obtain approval to market competing products sooner. As a result, our revenue could be materially reduced.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names, to the extent we obtain and use them, may be challenged, infringed, circumvented, declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other IP may be ineffective and could result in substantial costs and a diversion of resources and could adversely affect our financial condition or results of operations.

Risks Related to Government Regulations

Health care reform measures could hinder or prevent the commercial success of SM-88 any other drug product we may develop.

In the U.S., there have been and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system that could affect our future revenue and profitability and the future revenue and profitability of our potential customers. Federal and state lawmakers regularly propose and, at times, enact legislation that would result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. For example, one of the most significant health care reform measures in decades, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act was enacted in 2010 (“PPACA”). PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will affect existing government healthcare programs and will result in the development of new programs. PPACA, among other things:

•	imposes a non-deductible annual fee on entities that manufacture or import certain branded prescription drugs;
•	increases the minimum level of Medicaid rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1%;
•	requires collection of rebates for drugs paid by Medicaid managed care organizations; and

•	provides for a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices of applicable branded drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

While the U.S. Supreme Court upheld most of the constitutional elements of PPACA in June 2012, other legal challenges are still pending final adjudication in several jurisdictions. In addition, Congress has also proposed a number of legislative initiatives, including possible repeal of PPACA. At this time, it remains unclear whether there will be any changes made to PPACA, whether to certain provisions or its entirety. We can provide no assurance that PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to health care reform will affect our business.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of health care services to contain or reduce costs of health care may, among other things, adversely affect:

•	our ability to set a price we believe is fair for our drug products;
•	our ability to generate revenue and achieve or maintain profitability; and
•	the availability of capital.

If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be, applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The regulations that may affect our ability to operate include, but are not limited to:

•	the federal healthcare program Anti-Kickback Statute, which prohibits knowingly and willfully offering, soliciting, receiving or providing any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, in exchange for or to induce either the referral of an individual for or the purchase order, lease or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under federal healthcare programs, such as the Medicare and Medicaid programs;
•	the federal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting or causing to be presented, false or fraudulent claims for payment or approval or knowingly using false statements, to obtain payment from the federal government and which may apply to entities like us which provide coding and billing advice to customers;
•	the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) which created new federal criminal statutes that prohibit knowingly and willfully executing or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of or payment for, healthcare benefits, items or services relating to healthcare matters;
•	the federal physician self-referral law, commonly known as the Stark Law, which prohibits a physician from making a referral to an entity for certain designated health services reimbursed by Medicare or Medicaid if the physician or a member of the physician’s family has a financial relationship with the entity and which also prohibits the submission of any claims for reimbursement for designated health services furnished pursuant to a prohibited referral;

•	the federal transparency requirements under PPACA require manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the U.S. Department of Health and Human Services or HHS, information related to physician payments and other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as certain ownership and investment interests held by physicians and their immediate family members;
•	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH) and their respective implementing regulations, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; and
•	state law equivalents of each of the above federal laws, such as anti-kickback, false claims and transparency laws which may be broader in scope and apply to items or services reimbursed by any third-party payor, including commercial insurers.

PPACA, among other things, amended the intent standard of the federal Anti-Kickback Statute and criminal healthcare fraud statutes to a stricter standard such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, PPACA codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil, criminal and/or administrative penalties, damages, fines, disgorgement and possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these or other laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

Because we and our suppliers are subject to environmental, health and safety laws and regulations, we may become exposed to liability and substantial expenses in connection with environmental compliance or remediation activities, which may adversely affect our business and financial condition.

Our operations, including our discovery, development, testing, research and manufacturing activities, are subject to numerous environmental, health and safety laws and regulations. These laws and regulations govern, among other things, the controlled use, handling, release and disposal of and the maintenance of a registry for, hazardous materials and biological materials, such as chemical solvents, human cells, carcinogenic compounds, mutagenic compounds and compounds that have a toxic effect on reproduction, laboratory procedures and exposure to blood-borne pathogens. If we fail to comply with such laws and regulations, we could be subject to fines or other sanctions.

As with other companies engaged in activities similar to ours, we face a risk of environmental liability inherent in our current and historical activities, including liability relating to release of or exposure to, hazardous or biological materials. Environmental, health and safety laws and regulations are becoming more stringent. We may be required to incur substantial expenses in connection with future environmental compliance or remediation activities, in which case, our production and development efforts may be interrupted or delayed and our financial condition and results of operations may be materially adversely affected.

The third parties with whom we contract to manufacture SM-88 or any other drug products we may develop are also subject to these and other environmental, health and safety laws and regulations. Liabilities they incur pursuant to these laws and regulations could result in significant costs or, in certain circumstances, an interruption in operations, any of which could adversely affect our business and financial condition if we are unable to find an alternate supplier in a timely manner.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA or EMA regulations, to provide accurate information to the FDA or EMA or intentional failures to report financial information or data accurately or to disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation and subjects. We have adopted a code of conduct, but it is not always possible to identify and deter employee misconduct. The precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

If generic manufacturers use litigation and regulatory means to obtain approval for generic versions of products on which our future revenue depends, our business will suffer.

Under the U.S. Food, Drug and Cosmetic Act (“FDCA”), the FDA can approve an ANDA for a generic version of a branded drug without the ANDA applicant undertaking the clinical testing necessary to obtain approval to market a new drug. In place of such clinical trials, an ANDA applicant usually needs only to submit data demonstrating that its drug has the same active ingredient(s) and is bioequivalent to the branded product, in addition to any data necessary to establish that any difference in strength, dosage form, inactive ingredients or delivery mechanism does not result in different safety or efficacy profiles, as compared to the reference drug.

FDCA requires that an applicant for approval of a generic form of a branded drug certify either that its generic drug does not infringe any of the patents listed by the owner of the branded drug in the Approved Drug Products with Therapeutic Equivalence Evaluations, also known as the Orange Book, or that those patents are not enforceable. This process is known as a Paragraph IV Challenge. Upon receipt of the Paragraph IV notice, the owner has 45 days to bring a patent infringement suit in federal district court against the company seeking ANDA approval of a drug covered by one of the owner’s patents. The discovery, trial and appeals process in such suits can take several years. If this type of suit is commenced, FDCA provides a 30-month stay on the FDA’s approval of the competitor’s application. This type of litigation is often time-consuming, costly and may result in generic competition if the patents at issue are not upheld or if the generic competitor is found not to infringe upon the owner’s patents. If the litigation is resolved in favor of the ANDA applicant or the challenged patent expires during the 30-month stay period, the stay is lifted and the FDA may thereafter approve the application based on the usual standards for approval of ANDAs.

For various strategic and commercial reasons, manufacturers of generic medications frequently file ANDAs shortly after FDA approval of a branded drug regardless of the perceived strength and validity of the patents associated with such products. Based on these past practices, we believe it is likely that one or more such generic manufacturers will file ANDAs with respect to SM-88, if approved by the FDA, prior to the expiration of the patents related to those compounds.

The filing of an ANDA as described above with respect to any of our products could have an adverse impact on our stock price. Moreover, if any such ANDAs were to be approved and the patents covering the relevant products were not upheld in litigation or if a generic competitor were found not to infringe these patents, the resulting generic competition would negatively affect our business, financial condition and results of operations.

The marketing of SM-88, if approved, will be limited to use for the treatment of specific cancer indications and, if we want to expand the indications for which these drug candidates may be marketed, additional regulatory approvals will need to be obtained, which may not be granted.

We are currently seeking regulatory approval of SM-88 for the treatment of metastatic breast cancer. If SM-88 is approved, the FDA will restrict our ability to market or advertise SM-88 for other indications, which could limit physician and patient adoption. We may attempt to develop, promote and commercialize new treatment indications and protocols for additional indications for SM-88, but we cannot predict when or if the approval required to do so will be received. In addition, we would be required to conduct additional clinical trials to support approvals for additional indications for SM-88, which would be time-consuming and expensive and may produce results that do not support regulatory approvals. If we do not obtain additional regulatory approvals, our ability to expand our business will be limited.

If SM-88 is approved for marketing and we are found to have improperly promoted off-label uses or if physicians misuse our products or use our products off-label, we may become subject to prohibitions on the sale or marketing of our products, significant fines, penalties, sanctions and drug liability claims. Additionally, our image and reputation within the industry and marketplace could be harmed.

The FDA and other regulatory agencies strictly regulate the marketing and promotional claims that are made about approved drugs. In particular, a drug may not be promoted for use or indications that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. For example, if we receive marketing approval for SM-88 for the treatment of metastatic breast cancer, the first indication we are pursuing, we cannot prevent physicians from using SM-88 for their patients in a manner that is inconsistent with the approved label. If we are found to have promoted such off-label uses prior to FDA approval for the applicable indication(s), we may receive warning letters and become subject to significant liability, which would materially harm our business. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business. In addition, management’s attention could be diverted from our business operations, significant legal expenses could be incurred and our reputation could be damaged. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA prohibitions on the sale or marketing of our products or significant fines and penalties and the imposition of these sanctions could also affect our reputation and position within the industry.

Physicians may also misuse our products, potentially leading to adverse results, side effects or injury, which may lead to drug liability claims. If our products are misused, we may become subject to costly litigation by our customers or their patients. Drug liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us that may not be covered by liability insurance. Furthermore, the use of our products for indications other than those approved by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients. Any of these events could harm our business and results of operations and cause our stock price to decline.

Additionally, as with an existing number of previously approved therapeutics to treat cancer, the FDA may require us to educate health care providers and patients about the proper use and administration of SM-88 or any other drug products we develop in the future and obtain FDA approval to market.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our board of directors and management and increases our expenses. Among other things, we are required to:

•	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
•	maintain policies relating to disclosure controls and procedures;
•	prepare and distribute periodic reports, proxy statements, Forms 8-K and other reports and filings in compliance with our obligations under applicable federal securities laws;
•	institute a more comprehensive compliance function, including with respect to corporate governance; and
•	involve, to a greater degree, our outside legal counsel and accountants in the above activities and incur additional expenses relating to such involvement.

The costs of preparing and filing annual and quarterly reports and Forms 8-K, proxy statements and other information with the SEC and furnishing annual reports containing audited financial statements to stockholders is expensive and much greater than that of a privately-held company and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors, particularly directors willing to serve on an audit committee that we expect to establish in the future.

We will continue to incur relatively outsized costs as a result of recently becoming a public company and in the administration of our organizational structure.

As a newly public company, we will incur significant legal, accounting, insurance and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We also have incurred and will incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the SEC. We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. In estimating these costs, we took into account expenses related to insurance, legal, accounting, and compliance activities, as well as other expenses not currently incurred. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our Annual Reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent registered public accounting firm will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. Based upon an evaluation conducted in connection with the preparation of Tyme’s audited financial statements at and for the years ended December 31, 2014 and 2013 and our quarterly financial statements at and for the period ended September 30, 2014 and 2013, our current management (which includes the sole directors and executive officers of Tyme prior to the Merger) concluded that our disclosure controls and procedures were not effective as of such dates to ensure that information required to be disclosed in the periodic reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms had Tyme been a reporting company at and for such periods. Specifically, our management determined that there were control deficiencies constituting material weaknesses, including those relating to segregation of duties over cash disbursements, oversight of our outside accounting firm by management, disclosures and the presentation of the original draft of our financial statements to our auditors failing to include necessary items to reflect the financial impact of all transactions involving Tyme during the subject accounting periods and maintaining complete books and records. Our independent public accountants, in conducting an audit of Tyme’s financial statements as of December 31, 2014 and 2013, identified several control deficiencies that they believed constituted material weaknesses, significant deficiencies and less severe control deficiencies, individually and in aggregate. In addition, at the present time, we do not have an audit committee.

We intend to implement a number of changes in our internal control over financial reporting. With the additional funding provided by the PPO and upon the retention of a Chief Financial Officer with substantial experience and appropriate technical knowledge, we intend to conduct a full analysis of our controls and procedures, segregate duties regarding processing disbursements, enact procedures aimed at timely and efficiently maintaining our books and records and financial statement preparations, establish further procedures for analyzing both financial and transactional activities including verifying that all amounts are properly calculated, and take other appropriate steps aimed at giving us commercially reasonable assurance that required disclosures are properly included and amounts properly presented in our financial statements.

We must perform system and process evaluation and testing of our internal control over financial reporting to allow management and (if required in future) our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404. Our compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. We currently do not have an internal audit group and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404. We intend to review the effectiveness of our internal controls and procedures and make any changes management determines appropriate, including those intended to assure that we achieve full compliance with Section 404 by the date on which we are required to so comply.

While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404 in the future, management may not be able to conclude that our internal control over financial reporting is effective. Furthermore, even if management were to reach such a conclusion, if our independent registered public accounting firm is not satisfied with the adequacy of our internal control over financial reporting or if the independent auditors interpret the requirements, rules or regulations differently than we do, then they may decline to attest to management’s assessment or may issue an auditor’s report that is qualified. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our common stock.

We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act or the JOBS Act, which was enacted in April 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act’s reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to two more years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of our initial public offering of securities, which occurred in March 2012, (b) in which we have total annual gross revenue of at least $1,000,000,000 or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700,000,000 as of the prior June 30th and (2) the date on which we have issued more than $1,000,000,000 in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may suffer or be more volatile.

Risks Related to Ownership of Our Common Stock

Our share price is likely to be volatile due to factors beyond our control. There is the possibility that the market price of our common stock may drop below the price paid.

All readers of this Exhibit A should consider an investment in our common stock as risky and invest only if the investor can withstand a significant loss and wide fluctuations in the market value of an investment. Investors may be unable to sell their shares of our common stock at or above the price they paid for their shares due to fluctuations in the market price of our common stock arising from changes in our operating performance or prospects. In addition, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our common stock to fluctuate include, but are not limited to:

•	results and timing of our clinical trials and clinical trials of our competitors’ products;
•	the failure or discontinuation of any of our development programs;
•	issues in manufacturing SM-88 or any future drugs we may develop and receive governmental approval to market;
•	regulatory developments or enforcement in the U.S. and non-U.S. countries with respect to our or our competitors’ products;
•	failure to achieve pricing and reimbursement levels expected by us or the market;
•	competition from existing products or new products that may emerge;
•	developments or disputes concerning patents or other proprietary rights;
•	introduction of technological innovations or new commercial products by us or our competitors;
•	announcements by us, our collaborators or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
•	changes in estimates or recommendations by securities analysts, if any cover our common stock;
•	fluctuations in the valuation of companies perceived by investors to be comparable to us;
•	public concern over SM-88 or any future drugs we may develop and receive governmental approval to market;
•	litigation;
•	future issuances and sales of our common stock;
•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
•	additions or departures of key personnel;
•	changes in the structure of healthcare payment systems in the U.S. or overseas;
•	the failure of SM-88, if approved, or any other approved drug product we may develop, to achieve commercial success;
•	economic and other external factors or other disasters or crises;
•	period-to-period fluctuations in our financial condition and results of operations, including the timing of receipt of any milestone or other payments under commercialization or licensing agreements, if any;
•	general market conditions and market conditions for biopharmaceutical stocks; and
•	overall fluctuations in U.S. equity markets.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish substantial rights.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, grants and licensing and development agreements in connection with any collaborations. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, then outstanding stockholders’ ownership interests in our Company will be diluted and the terms of these new securities may include liquidation or other preferences that adversely affect rights of holders of our common stock. Debt financing, if available at all, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, drug candidates, future revenue streams or grant licenses on terms that are not favorable to us. We cannot give any assurance that we will be able to obtain additional funding if and when necessary or on satisfactory terms. If we are unable to obtain adequate financing on a timely basis, we could be required to delay, scale back or eliminate one or more of our development programs or grant rights to develop and market drug candidates that we would otherwise prefer to develop and market ourselves.

Future issuances of our common stock or rights to purchase our common stock pursuant to our equity incentive plan or outstanding options and warrants could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We are authorized to grant equity awards, including stock grants and stock options, to our employees, directors and consultants, covering up to 10,000,000 shares of our common stock, pursuant to our 2015 Equity Incentive Plan. We plan to register the shares available for issuance or subject to outstanding awards under our 2015 Plan. Future issuances, as well as the possibility of future issuances, under our 2015 Plan or other equity incentive plans could cause the market price of our common stock to decrease.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us and our business. Securities and industry analysts may choose not to publish research on our Company. If no securities or industry analysts provide coverage of our Company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price would likely decline. Further, if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board is responsible for appointing the members of our management team, these provisions could, in turn, affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include that:

•	our board of directors has the right to expand the size of our board and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board;
•	our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•	stockholders must provide advance notice and additional disclosures in order to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and
•	our board of directors may issue, without stockholder approval, shares of currently undesignated preferred stock; such ability to issue previously undesignated preferred stock makes it possible for our board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Investors could lose all of their investment in our Company.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in our Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in our Company will fully reflect its underlying value. Investors could lose their entire investment in our Company.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders at the time of such issuances. We are authorized to issue an aggregate of 300,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of our common stock. We will need to raise additional capital in the near future to meet our working capital needs and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price a stockholder at the time of such securities issuance paid for such stockholder’s stock.

The ability of our board of directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of our Company. Our board is authorized to issue up to 10,000,000 shares of preferred stock with powers, rights and preferences designated by it. (See “Preferred Stock” in “Description of Securities.”) Shares of voting or convertible preferred stock could be issued or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control of our Company. The ability of our board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to our board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There currently is a limited public trading market for our common stock and there can be no assurance that an active trading market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for a holder of shares of our common stock to sell such shares.

There is currently a limited public trading market for shares of our common stock and an active one may never develop. Our common stock currently is quoted on the QM Tier of OTC Markets. The OTC Markets, generally, is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors that may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following:

•	our stockholders’ equity may be insufficient;
•	the market value of our outstanding securities may be too low;
•	our net income from operations may be too low;
•	our common stock may not be sufficiently widely held;
•	we may not be able to secure market makers for our common stock; and
•	we may fail to meet other rules and requirements mandated by the several exchanges and markets to have our common stock listed.

Should we fail to satisfy the initial listing standards of the national exchanges or our common stock is otherwise rejected for listing and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Our common stock may be subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” which, for the purposes relevant to us, is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person;
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks; and
•	deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:
•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

While our common stock currently has a market price in excess of $5.00, such may not remain the case and our common stock may, in the future, become subject to the “penny stock” rules.

Our stock may be traded infrequently and in low volumes, so investors may be unable to sell their shares at or near the quoted bid prices if they need to sell their shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTC Markets or on another over-the-counter quotation system. In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell the investor’s shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, including those relating to “penny stocks,” various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

We do not anticipate paying dividends on our common stock.

Cash dividends have never been declared or paid on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, our stockholders will likely not receive any funds absent a sale of their shares of our common stock. If we do not pay dividends, our common stock may be less valuable because a return on an investment in shares of our common stock will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

The ownership interests in our Company held by two of our executive officers and directors could allow them to significantly influence corporate decision-making in a manner that may not reflect the interests of all of our stockholders.

Steve Hoffman, our Chief Executive Officer, Chief Science Officer and a director, and Michael Demurjian, our Chief Operating Officer, Executive Vice President and a director, each own of record approximately 31.2% of our outstanding common stock as of the date of this Exhibit A. As a result, these individuals are positioned to exercise significant influence over the our Company’s management and affairs, including, but not limited to, electing our board of directors and exercising managerial influence and voting rights in connection with fundamental corporate transactions, and take action that may not reflect the best interests of all of the stockholders of our Company.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on advantageous or reasonable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms advantageous or reasonable to us, we will be prevented from our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTC Market Group, Inc.’s OTC QB tier is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.